Filed with the Securities and Exchange Commission on September 20, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL

LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105

(212) 554-1234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

ALFRED AYENSU-GHARTEY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105

(212) 554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”,“smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Equitable Financial Life Insurance Company of America

Equitable Financial Life Insurance Company

Rate Sheet Supplement dated [ ], 2024 to the current prospectuses for:

Investment Edge® 21.0 Series ADV

Registered Index-Linked Options

This Rate Sheet Supplement updates certain information in the prospectus dated [ ], 2024 you received and any supplements to the prospectus (collectively, the “Prospectus”). You should read this Rate Sheet Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Rate Sheet Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group toll-free at 1-800-789-7771.

The following information updates the “Ongoing Fees and Expenses (annual charges)” row of the “Important Information You Should Consider About the Investment Edge®ADV Contract” section of the Prospectus, taking into account the current charges for the Strategies currently offered under the Structured Overlay Strategies benefit disclosed later in this Rate Sheet Supplement.

Ongoing Fees and Expenses (annual charges)	Each series of the contract provides for different ongoing fees and expenses. The table below describes the fees and expenses that you may pay each year under the contract, depending on the options you choose. The fees and expenses in the table below do not reflect any advisory fees paid to financial intermediaries from the contract value or other assets of the owner; if such fees were reflected the below fees and charges would be higher. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

Annual Fee	Minimum	Maximum
Base Contract	0.00%	0.00%
Investment options (Portfolio fees and expenses)(1)	0.57%	2.65%
Optional benefits available for an additional charge (for a single optional benefit, if elected)(2)	0%	[6]%

(1)  Expressed as an annual percentage of daily net assets in the Portfolio. This range is for the year ended December 31, 2023 and could change from year to year.

(2)  Expressed as an annual percentage of the Covered Amount.

Because your contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the contract or make any other transactions.

Lowest Annual Cost $[ ]	Highest Annual Cost $[ ]
Assumes: • Investment of $100,000 • 5% annual appreciation • Least expensive Portfolio fees and expenses • No sales charges or advisory fees • No additional contributions, transfers or withdrawals

Assumes:

•   Investment of $100,000

•   5% annual appreciation

•   Most expensive optional benefits (Structured Overlay Strategies benefit)(1) and Portfolio fees and expenses

•   No sales charges or advisory fees

•   No additional contributions, transfers or withdrawals

(1) This estimate assumes you select the most expensive Strategy currently available with $100,000 Covered Amount.

Under the Structured Overlay Strategies benefit, the following charges apply to Strategies that have a Strategy Start Date on or after [ ], 2024 until superseded by a subsequent Rate Sheet Supplement. For as long as this Rate Sheet Supplement is in effect, we will apply the charges in this Rate Sheet Supplement to Strategies that begin while this Rate Sheet Supplement is in effect. We will file a new Rate Sheet Supplement at least [10] business days before new charges go into effect.

Benchmark	Benchmark Overlay Coverage	Strategy Duration
S&P 500 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
Russell 2000 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
MSCI EAFE Daily Total Return (Gross) Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
NASDAQ-100 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
MSCI Emerging Markets Daily Total Return (Gross) Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
EURO STOXX 50® Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
Bloomberg U.S. Aggregate Bond Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years

The applicable charge for a Strategy is set forth in the Rate Sheet Supplement in effect when the Strategy begins, and will not change for the duration of that Strategy. The charge for a new Strategy may be higher or lower than the charge for existing Strategies, even if the new Strategy is the same Strategy Type as an existing Strategy, subject to the guaranteed maximum charge set forth in the Prospectus.

For information about the charge applicable to your Strategies, please contact your financial professional or the customer service group toll-free at 1-800-789-7771. You can also visit www.equitable.com to view the current rates. Historical rates may be found in Appendix “Historical Rate Sheet Supplement Information” to the Prospectus, as well as on the U.S. Securities and Exchange Commission’s website (www.sec.gov) by searching for File Nos. 333-     (Investment Edge® ADV EFLIC) or 333-     (Investment Edge® ADV EFLOA).

Investment Edge® 21.0 ADV
#450398

Registered Index-Linked Options

Available under the Investment Edge® 21.0 Series ADV variable and index-linked individual and group flexible premium deferred annuity contract issued by Equitable Financial Life Insurance Company of America or Equitable Financial Life Insurance Company

Prospectus dated

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read this Prospectus along with the prospectus for the Investment Edge® 21.0 Series ADV contract.

What are the Registered Index-Linked Options

The Structured Investment Option and Structured Overlay Strategies are registered index-linked options available under the Investment Edge® 21.0 Series ADV variable and index-linked individual and group flexible premium deferred annuity contract (the “variable annuity contract”) issued by the Company. See the “Definition of Key Terms” for a more detailed explanation of terms associated with the Registered Index-Linked Options. Index-linked annuity contracts are complex insurance and investment vehicles, and investors should speak with a financial professional about the contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives.

The contract may not currently be available in all states. In addition, certain features described in this Prospectus may vary in your state. Not all Indices may be available in all states.

We reserve the right to discontinue the acceptance of, and/or place additional limitations on, contributions into certain investment options, including any or all of the Segments comprising the Structured Investment Option and Strategies of the Structured Overlay Strategies benefit. If we exercise this right, your ability to invest in your contract, increase your account value and, consequently, increase your death or living benefits under the contract, if elected, will be limited. However, subject to any limitations under your variable annuity contract, you could continue to invest in your contract through other available investment options.

Please refer to page 13 of this Prospectus for a discussion of risk factors.

The Structured Investment Option, which permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (one year). The Structured Investment Option does not involve an investment in any underlying portfolio. Instead, it is an obligation of the Company. Unlike an index fund, the Structured Investment Option provides a return at Segment maturity designed to provide a combination of protection against certain decreases in the Index and a limitation on participation in certain increases in the Index through the use of Performance Cap Rates. Our minimum Performance Cap Rate for 5 year Standard Segments is 10% (2% for 1 year Standard Segments). Our minimum Performance Cap Rate for Step Up Segments is 10% (2% for 1 year

Step Up Segments). Our minimum Performance Cap Rate for 5 year Dual Direction Segments is 10% (2% for 1 year Dual Direction Segments). Our minimum Performance Cap Rate for 1 year Dual Step Up Segments is 2%. We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. The extent of the downside protection at Segment maturity varies by Segment, ranging from the first 10% to 40% of loss. We will always offer a Segment Option with a Segment Buffer that protects the first 10% of loss. All guarantees are subject to the Company’s claims-paying ability. There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the downside protection provided by the Structured Investment Option at Segment maturity. If you would like a guarantee of principal, we offer other products that provide such guarantees. The risk of loss of principal may be greater in the case of an early withdrawal (including any withdrawal from an Investment Edge® ADV contract to pay advisory fees), surrender, death, or transfer.

The total amount earned on an investment in a Segment of the Structured Investment Option is only applied at Segment maturity. If you take a withdrawal or surrender from a Segment or transfer amounts from a Segment to another investment option on any date prior to Segment maturity, we calculate the interim value of the Segment as described in Appendix “Segment Interim Value”. This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal or surrender.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

IE21 ADV RILO
#891334

We currently offer the Structured Investment Option using the following Indices:

Indices

•	S&P 500 Price Return Index
•	MSCI Emerging Markets Price Return Index
•	Russell 2000® Price Return Index
•	NASDAQ-100 Price Return Index
•	MSCI EAFE Price Return Index

For an additional fee, you can elect one or more Strategies under the Structured Overlay Strategies benefit, which is an index-linked benefit designed to protect against market downturns based, in part, on the performance of a specified Benchmark over a set period of time. Prior to the end of that period, Strategies may have an interim Strategy Value that you can access.

We currently offer Structured Overlay Strategies using the following Indices:

Indices

•	S&P 500 Total Return Index
•	MSCI EAFE Total Return Index
•	NASDAQ-100 Total Return Index
•	Russell 2000® Total Return Index
•	MSCI Emerging Markets Total Return Index
•	Bloomberg U.S. Aggregate Bond Index
•	EURO STOXX 50® Total Return Index

Contents of this Prospectus

The Company

Equitable America is an Arizona stock life insurance corporation organized in 1969 with an administrative office located at 8501 IBM Drive, Suite 150, Charlotte, NC 28262-4333. Equitable Financial is a New York stock life insurance corporation doing business since 1859 with its home office located at 1345 Avenue of the Americas, New York, NY 10105. We are indirect wholly owned subsidiaries of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all fifty states (except Equitable America is not licensed in the state of New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under the contract.

Definitions of key terms

Absolute Value — The absolute value of a number is simply that number without regard to it being positive or negative (e.g., without regard to its mathematical sign). For example, for purposes of the Strategy Rate of Return calculation, the absolute value of the Benchmark Performance Rate is simply the Benchmark Performance Rate without regard to its mathematical sign (e.g., the absolute value of a -3% Benchmark Performance Rate is 3%).

Account Value — Your “account value” is the total of the values you have in the (i) variable investment options, (ii) the Segments of the Structured Investment Option, (iii) the Segment Type Holding Accounts, (iv) the account for dollar cost averaging, (v) the Strategy Holding Account, and (vi) the Strategies under the Structured Overlay Strategies benefit.

Benchmark — A single index, the performance of which is used to calculate the Strategy Payoff for a Strategy under the Structured Overlay Strategies benefit.

Benchmark Overlay Coverage — The type of downside protection provided by a Strategy under the Structured Overlay Strategies benefit.

Benchmark Performance Rate — For any Strategy under the Structured Overlay Strategies benefit, the percentage change in the closing value of the related Benchmark from the Strategy Start Date to the Strategy End Date or any day prior to the Strategy End Date. If for any reason the closing value of any index underlying the Benchmark is not published, we will use the last published closing value of such index to calculate the Benchmark Performance Rate. The Benchmark Performance Rate may be positive, negative, or zero.

Buffer Protection — A type of Benchmark Overlay Coverage that provides a positive rate of return equal to the Absolute Value of the Benchmark’s negative performance, up to a maximum amount called the Buffer.

Business Day — Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the SEC determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day. For purposes of the Strategies under the Structured Overlay Strategies benefit, a business day is generally any day that the NYSE and the U.S. Bond market are open for regular trading.

Company — Refers to Equitable Financial Life Insurance Company of America (“Equitable America”) or Equitable Financial Life Insurance Company (“Equitable Financial”). The terms “we”, “us”, and “our” are also used to identify the issuing Company. Equitable America does not do business or issue contracts in the state of New York. Generally, Equitable America will issue contracts in all states except New York and Equitable Financial will issue contracts in New York. However, if any selling agent is an Equitable Advisors financial professional who has a business address in the state of New

York, the issuing Company will be Equitable Financial, even if the contract is issued in a state other than New York.

Covered Amount — The amount of protection you have elected for a given Strategy under the Structured Overlay Strategies benefit. The Covered Amount is based on the assets in the contract or it may be a higher amount or a lower amount. The Covered Amount is not a cash value and cannot be withdrawn. It is solely used for calculating the Strategy Payoff, Strategy Value, and the charge for each Strategy.

Dual Direction Segments — Any segment belonging to a Segment Type whose name includes “Dual Direction”. For Dual Direction Segments the Segment Rate of Return is equal to the absolute value of the Index Performance Rate for that Segment if the Index Performance Rate is between the Performance Cap Rate and the Segment Buffer, inclusive of both.

Dual Step Up Segments — Any Segment belonging to a Segment Type whose name includes “Dual Step Up”. For Dual Step Up Segments the Segment Rate of Return is equal to the Performance Cap Rate if the Index Performance Rate is greater than or equal to the Segment Buffer or the Index Performance Rate subject to the Segment Buffer if the Index Performance Rate is less than the Segment Buffer.

Floor Protection — A type of Benchmark Overlay Coverage that provides a positive rate of return equal to the Absolute Value of the amount by which the Benchmark’s negative performance has declined in excess of the Floor.

Full Protection — A type of Benchmark Overlay Coverage that provides a positive rate of return equal to the Absolute Value of the Benchmark’s negative performance.

Growth Multiplier Segments — Any Segment belonging to a Segment Type whose name includes “Growth Multiplier”. Growth Multiplier Segments multiply positive Index Performance Rates by a Multiplier Rate to increase the Segment Rate of Return. If the Index Performance Rate is flat (0%) or negative, the Multiplier Rate will not apply, and the Segment Rate of Return will be equal to the flat or negative Index Performance Rate.

Index — An Index is used to determine the Segment Rate of Return for a Segment of the SIO, as well as, the Benchmark Performance Rate for a Strategy of the SOS. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term “Index” or, collectively, “Indices.” In the future, we may offer Segment and Strategy Types based on other types of Indices. We may, for example, use a certain Index for the SIO that is very similar to an Index that we use for SOS; however, please be aware that these are not the same Index and may have different index performance of the same period of time.

Index Performance Rate — For a Segment, the percentage change in the value of the related Index from the Segment

Start Date to the Segment Maturity Date. The Index Performance Rate may be positive, negative or zero.

Non-Unitized Separate Account — Separate Account No. 71A is a non-unitized separate account of Equitable Financial Life Insurance Company of America established under Arizona Insurance Law and Separate Account No. 71 is a non-unitized separate account of Equitable Financial Life Insurance Company established under New York Insurance Law.

Performance Cap Rate — The highest Index Performance Rate that can be used to calculate the Segment Rate of Return on the Segment Maturity Date. The Performance Cap Rate is not an annual rate of return.

Rate Sheet Supplement — A supplement to the Prospectus that specifies the current charges applicable to new Strategies elected under the Structured Overlay Strategies benefit. After a Strategy has begun, the charge will not change for the Strategy Duration. The charge for a new Strategy may be higher or lower than the charge for existing Strategies, even if the new Strategy is the same Strategy Type as an existing Strategy, subject to the guaranteed maximum charge. We periodically file a Rate Sheet Supplement with the SEC that discloses the rates that will apply to Strategies beginning on a specified future date. The rates disclosed in our Rate Sheet Supplement may be found in Appendix “Historical Rate Sheet Supplement Information” to this Prospectus, as well as on the SEC’s website (www.sec.gov) by searching with File Numbers 333-    or 333-   .

Segment — An investment option we establish with the Index, Segment Duration and Segment Buffer of a specific Segment Type, and for which we also specify a Segment Maturity Date and Performance Cap Rate.

Segment Buffer — The portion of any negative Index Performance Rate that the Segment Buffer absorbs on a Segment Maturity Date for a particular Segment. Any percentage decline in a Segment’s Index Performance Rate in excess of the Segment Buffer is not absorbed.

Segment Business Day — A business day that all Indices underlying available Segments are scheduled to be open and to publish prices. A scheduled holiday for any one Index disqualifies that day from being scheduled as a Segment Business Day for all Segments. We use Segment Business Days in this manner so that, based on published holiday schedules, we mature all Segments on the same day and start all new Segments on a subsequent day. This design, among other things, facilitates the rollover of maturing Segment Investments into new Segments.

Segment Duration — The period from the Segment Start Date to the Segment Maturity Date.

Segment Interim Value — The value of your investment in a Segment prior to the Segment Maturity Date.

Segment Investment — The amount transferred to a Segment on its Segment Start Date, as adjusted for any withdrawals from that Segment.

Segment Maturity Date — The Segment Business Day on which a Segment ends.

Segment Maturity Date Requirement — You will not be permitted to invest in a Segment if the Segment Maturity Date is later than your contract maturity date.

Segment Maturity Value — The value of your investment in a Segment on the Segment Maturity Date.

Segment Option — Comprises all Standard Segments, Step Up Segments or Dual Direction Segments.

Segment Participation Requirements — The requirements that must be met before we transfer amounts from a Segment Type Holding Account to a new Segment on a Segment Start Date.

Segment Rate of Return — The rate of return earned by a Segment as calculated on the Segment Maturity Date. The Segment Rate of Return is calculated differently for different Segment Options.

Segment Return Amount — Equals the Segment Investment multiplied by the Segment Rate of Return.

Segment Start Date — The Segment Business Day on which a new Segment is established.

Segment Type — Comprises a Segment Option having the same Index, Segment Duration and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account.

Segment Type Holding Account — An account that holds all contributions and transfers allocated to a Segment Type pending investment in a Segment. There is a Segment Type Holding Account for each Segment Type. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option.

Standard Segment — Any Segment belonging to a Segment Type whose name includes “Standard”.

Step Up Segment — Any Segment belonging to a Segment Type whose name includes “Step Up”.

Strategy — A protection option under the Structured Overlay Strategies benefit with a specific Benchmark, Strategy Duration, and Benchmark Overlay Coverage.

Strategy Duration — The period from the Strategy Start Date to the Strategy End Date.

Strategy End Date — The business day on which a Strategy under the Structured Overlay Strategies benefit ends, which is generally the last business day of the Strategy Duration. If the Strategy End Date falls on a non-business day, the Strategy End Date will be the prior business day.

Strategy Holding Account — An account that holds all amounts submitted to pay charges for the Strategies under the Structured Overlay Strategies benefit. The Strategy Holding Account is part of the EQ/Money Market variable investment option.

Strategy Payoff — The amount of the payout (if any) you receive on the Strategy End Date if you maintain a Strategy under the Structured Overlay Strategies benefit to the Strategy End Date.

Strategy Rate of Return — The rate of return earned by a Strategy under the Structured Overlay Strategies benefit as calculated on the Strategy End Date. The Strategy Rate of Return is calculated by applying the Benchmark Overlay Coverage to the Benchmark Performance Rate under the Strategy.

Strategy Start Date — The business day on which a Strategy under the Structured Overlay Strategies benefit starts, which is generally the next Thursday from the day of election that is also a business day. If a Thursday is a non-business day, the Strategy Start Date will be the prior business day.

Strategy Type — All Strategies under the Structured Overlay Strategies benefit that have the same Benchmark, Strategy Duration, and Benchmark Overlay Coverage.

Strategy Value — The account value in a Strategy under the Structured Overlay Strategies benefit from the Strategy Start Date to the business day prior to the Strategy End Date. On the Strategy End Date, the Strategy Value is referred to as the Strategy Payoff.

Strategy Value Transaction — Any transaction that causes account value to leave a Strategy between the Strategy Start Date and the Strategy End Date. Strategy Value Transactions include (1) withdrawals, including systematic withdrawals, required minimum distributions, and withdrawals to pay advisory fees; (2) transfers to the variable investment options, Segments of the SIO, Segment Type Holding Accounts, and the account for dollar cost averaging; (3) surrenders of your contract (including exercising your right to cancel the contract); (4) payment of a death benefit; or (5) annuitization.

Structured Investment Option — An investment option that permits you to invest in various Segments, each tied to the performance of an Index, and participate in the performance of that Index.

Structured Overlay Strategies benefit — An optional registered index-linked option that provides protection against certain losses based on a Benchmark over a specified period.

Registered Index-Linked Options at a glance — key features

Structured Investment Option	See “Definition of key terms” and “Structured Investment Option” for more detailed explanations of terms associated with the Structured Investment Option.

•   Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.” Each Segment Type offers an opportunity to invest in a Segment that is tied to the performance of a Securities Index or exchange-traded fund. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term “Index” or, collectively, “Indices.” You participate in the performance of that Index by investing in the Segment. You do not participate in the investment results of any assets we hold in relation to the Segments. We hold assets in a “non-unitized” separate account to support our obligations under the Structured Investment Option. We calculate the results of an investment in a Segment pursuant to one or more formulas described in this Prospectus. Depending upon the performance of the Indices, you could lose money by investing in one or more Segments.

•   An “Index” is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of securities Indices. In the future, we may offer Segment Types based on other types of Indices. The Indices are:

—  S&P 500 Price Return Index

—  Russell 2000® Price Return Index

—  MSCI EAFE Price Return Index

—  MSCI Emerging Markets Price Return Index

—  NASDAQ-100 Price Return Index

•   The Segment Return Amount will only be applied on the Segment Maturity Date.

•   The Segment Rate of Return could be positive, zero, or negative. There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the applicable Segment Buffer.

•   The Performance Cap Rate is the maximum Index Performance Rate that can be used to calculate your Segment Maturity Value on the Segment Maturity Date for that Segment. The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment. Performance Cap Rates are announced at least one week before the Segment Start Date and can be found at www.equitable.com/ierates.

•   The Performance Cap Rate for the same Segment may be different for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

•   On any date prior to Segment maturity, we calculate the Segment Interim Value for each Segment as described in Appendix “Interim Value” under “Segment Interim Value”. This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity and, as a result, the amount paid upon death, surrender or free look prior to the Segment Maturity Date may also be less. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal, transfer or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal, transfer or surrender. A partial withdrawal or transfer out of a Segment will reduce the Segment Investment and such reduction may be greater than the dollar amount of the withdrawal or transfer.

•   We reserve the right to suspend or terminate contributions and/or transfers into the Structured Investment Option.

Structured Investment Option (continued)	• The following chart provides a comparison of certain differences between Segment Types.

Segment Option	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
Standard[1]	5 year	-10%; -15%; -20%	10%
	1 year	-10%; -15%; -20%; -40%	2%
DualDirection[2]	5 year	-10%; -15%; -20%	10%
	1 year	-10%; -15%; -20%	2%
StepUp[2]	5 year	-10%	10%
	1 year	-10%; -15%	2%
GrowthMultiplier[3]	5 year	0%	Not applicable[4]
	1 year	0%
DualStep Up2	1 year	-10%; -15%; -20%	2%

[1]   Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return; MSCI Emerging Markets Price Return (only available with 1 year Segments)

[2]   Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return

[3]   Indices available: S&P 500 Price Return

[4]   Minimum Multiplier Rate is 105%

•   Both the Performance Cap Rate and the Segment Buffer are rates of return from the Segment Start Date to the Segment Maturity Date, not annual rates of return.

•   Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•   This investment option generally offers greater upside potential, but less downside protection, on a Segment Maturity Date than fixed indexed annuities, which provide a guaranteed minimum return.

•   On a Segment Maturity Date, the highest level of protection is the -40% Segment Buffer and lowest level of protection is the 0% Segment Buffer.

•   With a 0% Segment Buffer there is no protection from negative index performance and you could lose up to 100% of principal and previously credited interest.

Structured Overlay Strategies	See “Definition of key terms” and “Structured Overlay Strategies” for more detailed explanations of terms associated with the Structured Overlay Strategies benefit.

•   Investments in Strategies are not investments in underlying mutual funds; Strategies are not “index funds.” Each Strategy Type offers an opportunity for protection that is tied to the performance of a Securities Index or exchange-traded fund. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term “Index” or, collectively, “Indices.” You do not participate in the investment results of any assets we hold in relation to the Strategies. We hold assets in a “non-unitized” separate account to support our obligations under the Structured Overlay Strategies. We calculate the protection of a Strategy pursuant to one or more formulas described in this Prospectus. Depending upon the performance of the Indices, you could pay the fees but receive no Strategy Value or Strategy Payoff.

•   An “Index” is used to determine the Strategy Value for a Strategy. We currently offer Strategy Types based on the performance of securities Indices. In the future, we may offer Segment Types based on other types of Indices. The Indices are:

—  S&P 500 Total Return Index

—  Russell 2000® Total Return Index

—  MSCI EAFE Total Return Index

—  MSCI Emerging Markets Daily Total Return (Gross) Index

—  NASDAQ-100 Total Return Index

—  EURO STOXX 50® Total Return Index

—  Bloomberg U.S. Aggregate Bond Index

•   The Strategy Payoff will only be applied on the Strategy End Date.

•   On any date prior to Strategy maturity, we calculate the Strategy Value for each Strategy as described in Appendix “Interim Values” under “Strategy Value”. This amount may be less than the amount you would receive had you held the Strategy until Strategy maturity and, as a result, the amount paid upon death, surrender or free look prior to the Strategy End Date may also be less. The Strategy Value will generally be negatively affected by increases in the expected volatility of index prices and by good market performance. A partial withdrawal or transfer out of a Strategy will reduce the Covered Amount and such reduction may be greater than the dollar amount of the withdrawal or transfer.

•   We reserve the right to suspend or terminate contributions and/or transfers into Structured Overlay Strategies.

•   Structured Overlay Strategies is only available with Investment Edge® 21 Series ADV.

•   Strategies with a Strategy End Date after contract owner age 95 or any remaining death benefit distribution period are not available.

•   Maximum Covered Amount is $10 million ($1.5 million if you elect to pay the charges from the account value and do not provide a secondary payment source).

•   Strategies may terminate if charges are not received within 8 business days.

•   The indices underlying a Benchmark may be substituted or a Strategy may end prior to its scheduled Strategy End Date if an alternative index cannot be found.

•   Strategies without Strategy Value cannot be cancelled or have their Covered Amount decreased.

•   Withdrawals or transfers of Strategy Value from a Strategy prior to the Strategy End Date, including payment of advisor fees, could significantly reduce or terminate the Covered Amount.

•   Assignments of the contract are generally not permitted while any Strategy is active; no Strategy may be elected while an assignment is in effect.

The following chart lists the current Strategy Types:

Benchmark	Benchmark Overlay Coverage	Strategy Duration
S&P 500 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	Floor Protection	3 Years	5 Years	7 Years	10 Years
	Buffer Protection	3 Years	5 Years	7 Years	10 Years
Russell 2000 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	Floor Protection	3 Years	5 Years	7 Years	10 Years
	Buffer Protection	3 Years	5 Years	7 Years	10 Years
MSCI EAFE Daily Total Return (Gross) Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	Floor Protection	3 Years	5 Years	7 Years	10 Years
	Buffer Protection	3 Years	5 Years	7 Years	10 Years
NASDAQ-100 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	Floor Protection	3 Years	5 Years	7 Years	10 Years
	Buffer Protection	3 Years	5 Years	7 Years	10 Years
MSCI Emerging Markets Daily Total Return (Gross) Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	Floor Protection	3 Years	5 Years	7 Years	10 Years
	Buffer Protection	3 Years	5 Years	7 Years	10 Years
EURO STOXX 50® Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	Floor Protection	3 Years	5 Years	7 Years	10 Years
	Buffer Protection	3 Years	5 Years	7 Years	10 Years
Bloomberg U.S. Aggregate Bond Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	Floor Protection	3 Years	5 Years	7 Years	10 Years
	Buffer Protection	3 Years	5 Years	7 Years	10 Years

The table above summarizes only certain current key features of the SOS registered index-linked option. The table also summarizes certain current limitations, restrictions and exceptions to those features that we have the right to impose under the SOS registered index-linked option and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The SOS registered index-linked option may not currently be available in all contracts or states. All Strategy Types may not be available in all contracts or states.

For more detailed information, we urge you to read the contents of this Prospectus in conjunction with your variable annuity contract prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the Structured Investment Option’s and Structured Overlay Strategies’ material features, benefits, rights and obligations, as well as other information. This Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from those in the contracts offered by this Prospectus. Not every contract we issue is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding our other annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of our annuity contracts.

Fee table

The following tables describe the fees and expenses that you will pay when electing and making transfers, withdrawals, surrenders and other distributions from the Structured Investment Option.

Adjustments for early transfer, withdrawal, surrender or other distribution from a Segment
When calculation is made	Maximum amount that may be lost(1)
	-40% Segment Buffer	-20% Segment Buffer	-15% Segment Buffer	-10% Segment Buffer	0% Segment Buffer
Segment Interim Value is applied on transfer, withdrawal, surrender or other distribution from a Segment prior to its Segment Maturity Date	60% of Segment Investment	80% of Segment Investment	85% of Segment Investment	90% of Segment Investment	100% of Segment Investment

Annual Contract Expenses
Structured Overlay Strategies charge (as a percentage of the Covered Amount)(2)	6.00%(3)

(1)

The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in detail in the Appendix “Segment Interim Value”. The maximum loss would occur if there is a total distribution for a Segment at a time when the Index price has declined to zero. If you surrender or cancel your variable annuity contract, die, transfer or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

(2)	There is no charge for this benefit unless you elect a Strategy. A separate charge applies to each Strategy you elect.
(3)

Expressed as an annual percentage of the Covered Amount for each Strategy elected. This is the guaranteed maximum charge for any individual Strategy you elect for the life of your contract. Current charges for the Strategies currently offered under the Structured Overlay Strategies benefit are disclosed in a Rate Sheet Supplement. The applicable charge for a Strategy is set forth in the Rate Sheet Supplement in effect on the Strategy Start Date, and will not change for the duration of that Strategy. The charge for a new Strategy may be higher or lower than the charge for existing Strategies, even if the new Strategy is the same Strategy Type as an existing Strategy, subject to the guaranteed maximum charge.

This fee table applies specifically to the Structured Investment Option and Structured Overlay Strategies benefit and should be read in conjunction with the fee table in your annuity contract prospectus.

1. Risk factors

This section discusses risks associated with some features of the contract.

Structured Investment Option

•	There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index Performance Rate that exceeds the Segment Buffer on the Segment Maturity Date. The risk of loss of principal may be greater in the case of an early withdrawal, surrender, death, or transfer.

For example, the -10% Segment Buffer protects your Segment Investment against the first 10% of negative Index performance. If the Index Performance Rate declines by more than the Segment Buffer, you will lose an amount equal to 1% of your Segment Investment for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that you could lose up to 90% of your principal due to negative Index performance with a -10% Segment Buffer and up to 85% of your principal with a -15% buffer. Each time you roll over your Segment Maturity Value into a new Segment you are subject to the same risk of loss as described above.

•	For Standard, Step Up, Dual Direction and Dual Step Up Segments, your Segment Rate of Return for any Segment is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index.

•	The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment.

•	The Performance Cap Rate for the same Segment may be higher for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

•	The Performance Cap Rate is a rate of return from the Segment Start Date to the Segment Maturity Date, NOT an annual rate of return.

•	If you elect a Cap Rate Hold, the Performance Cap Rates applicable to your Segments may be lower than the Performance Cap Rates otherwise applicable for the same Segments on that Segment Start Date. This means you would receive lower Performance Cap Rates for your Segments than an owner investing in those same Segments who did not elect a Cap Rate Hold. See “Structured Investment Option — Segment Performance Cap Rate Hold” in “Description of the Registered Index-Linked Options” for more information.
•	The method we use in calculating your Segment Interim Value may result in an amount lower than your Segment Investment, even if the corresponding Index has experienced positive investment performance since the Segment Start Date. Also, this amount may be less than the amount you would receive had you held the investment until the Segment Maturity Date.

—

If you take a withdrawal, including required minimum distributions, and there is insufficient value in the variable investment options and dollar cost averaging account in your variable annuity contract, as well as, the Segment Type Holding Accounts, we will withdraw amounts from any active Segments in your contract. Amounts withdrawn from active Segments will be valued using the formula for calculating the Segment Interim Value and will reduce your Segment Investment.

—	If you die or cancel or surrender your contract before the Segment Maturity Date, we will pay the Segment Interim Value.

—

If you take a withdrawal, surrender or other distribution from or transfer out of a Segment, we will use the Segment Interim Value to calculate the Segment’s value and we will reduce your Segment Investment in that Segment and the reduction may be greater than the dollar amount of the withdrawal, surrender or transfer.

—

Any calculation of the Segment Interim Value will generally be affected by changes in both the volatility and level of the relevant Index, as well as interest rates. The calculation of the Segment Interim Value is linked to various factors, including the value of hypothetical fixed instruments and derivatives as described in Appendix “Segment Interim Value”. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. Prior to the Segment Maturity Date you will not receive the full potential of the Performance Cap since the participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. Generally, you will not receive the full protection of the Segment Buffer prior to the Segment Maturity Date because the Segment Interim Value only reflects a portion of the downside protection expected to be provided on the Segment Maturity Date. As a Segment moves closer to the Segment Maturity Date, the Segment Interim Value would generally reflect higher realized gains of the Index performance or, in the case of negative performance, increased downside Segment Buffer protection. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal, surrender or transfer is made during a Segment. This means you participate to a lesser extent in upside performance and downside protection the earlier you take a withdrawal, surrender or make a transfer.

—

The Segment Interim Value may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity and, as a result, the amount paid upon death, surrender or free look prior to the Segment Maturity Date may also be less.

—

The Company’s decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Fixed Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment.

•	We may, in our sole discretion, not offer certain Segments on one or more Segment Start Dates.

•	We may not offer new Segments of any or all Segment Types, so a Segment may not be available for you to transfer your Segment Maturity Value into after the Segment Maturity Date.

•	We have the right to substitute an alternative index prior to Segment Maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. If we substitute an index for an existing Segment, we would not change the Segment Buffer or Performance Cap Rate. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced Index. The alternative index would be used to calculate performance from the Segment Start Date to the Segment Maturity Date.

•	In the highly unlikely event we were forced to stop offering new Segments, contract owners would be limited to transferring or contributing to the other investment options described in the variable annuity contract prospectus. You could choose to surrender your contract, but you may be subject to withdrawal charges, taxes, and tax penalties, and if you purchase another retirement vehicle, it may have different features, fees, and risks than your annuity contract. If you are buying the annuity contract for the Structured Investment Option, you should speak to your financial adviser as to whether this product is suitable for you.
•	Step Up, Dual Direction and Dual Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•	For Growth Multiplier Segments, there is a risk of substantial loss of your principal because you agree to absorb all losses from any negative Index Performance Rate. This means that you could lose up to 100% of your principal and previously credited interest. Each time you roll over your Segment Maturity Value into a new Growth Multiplier Segment you are subject to the same risk of loss. Unlike other Segments, Growth Multiplier Segments do not have any protection against negative index performance because the Segment Buffer is zero.

•	Growth Multiplier Segments will have uncapped performance, but your Segment Rate of Return will be lower than the performance of the securities comprising the index because the index does not include in its return calculation dividends paid on the securities. Your Segment Rate of Return also will never equal the Index Performance Rate because you reduce your Segment Rate of Return by the Contract Fee.

•	The Multiplier Rate for Growth Multiplier Segments can fluctuate on Segment Start Dates similar to how the Performance Cap Rates fluctuate on Standard Segments.

•	The level of risk you bear and your potential investment performance will differ depending on the investments you choose.

•	No company other than us has any legal responsibility to pay amounts that the Company owes under the Structured Investment Option. An owner should look to the financial strength of the Company for its claims-paying ability.

•	The Segments track the performance of an Index. By investing in the Structured Investment Option, you are not actually invested in an Index, an exchange-traded fund that tracks an index, or any underlying securities.

•	Your Segment Maturity Value is subject to application of the Performance Cap Rate, Segment Buffer, and Contract Fee. For Standard, Step Up, Dual Direction and Dual Step Up Segments, your Segment Maturity Value is not affected by the price of the Index on any date between the Segment Start Date and the Segment Maturity Date.

•	As an investor in the Segment, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indices would have.

•	Values of securities can fluctuate, and sometimes wildly fluctuate, in response to changes in the financial condition of a company as well as general market, economic or political conditions.

•	Indices with exposure to non-U.S. companies and securities, especially in emerging and frontier markets, involve risks not associated with U.S. companies and securities. Foreign markets may be less liquid, more volatile and subject to less government super-vision than domestic markets. Differences between U.S. and foreign legal, political and economic systems, regulatory regimes and market practices also may impact security values. There are greater risks involved with investments linked to emerging market countries and/or their securities markets. Investments in these countries and/or markets may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries. For this purpose, China may be viewed as an emerging market and there may also be significant risks related to investments in China due to the inability of the PCAOB to inspect audit work and practices of PCAOB-registered accounting firms in China (including Hong Kong, to the extent their audit clients have operations in China).

•	If you invest in a Segment that provides performance tied to the performance of the MSCI EAFE Price Return Index, you should consider the following:

—

The performance of the MSCI EAFE Price Return Index may not replicate the performance of, and may underperform the MSCI EAFE Index (the “underlying Index”). The price of the MSCI EAFE Price Return Index will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the MSCI EAFE Price Return Index may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying Index. Because the return on your Segment Investment (subject to the Performance Cap and downside Segment Buffer protection) is linked to the performance of the MSCI EAFE Price Return Index and not the underlying Index, the return on your Segment Investment may be less than that of an alternative investment linked directly to the underlying Index or the components of the underlying Index.

—	The investment objective and strategies of the MSCI EAFE Price Return Index are potentially subject to change.

—	The MSCI EAFE Price Return Index invests in foreign securities.

•	Past performance of an Index is not an indication of its future performance.

•	Because of the way Segment Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index of Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the

Segment Maturity Date, the Segment Rate of Return would be 8.00% minus the applicable Contract Fee. However, if the Index Performance Rate had instead been -0.01% on the Segment Maturity Date the Segment Rate of Return would be 0.00% minus the applicable Contract Fee.

•	Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, for a 1-year Dual Direction Segment with a -10% Segment Buffer, if the Index Performance Rate is -10.00% on the Segment Maturity Date the Segment Rate of Return is 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

•	Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, in certain situations the Segment Rate of Return may be greater for negative Index Performance Rates than for the corresponding positive Index Performance Rates. For example, for a 1-year Dual Direction Segment with a Performance Cap Rate of 7% and a -10% Segment Buffer, if the Index Performance Rate is -9% on the Segment Maturity Date the Segment Rate of Return is 9% whereas, if the Index Performance Rate is 9% on the Segment Maturity Date the Segment Rate of Return is 7%.

•	Because of the way Segment Rate of Return is calculated for Dual Step Up Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 10.00%, the Segment Buffer is -10% and the Index Performance Rate is -10.00% on the Segment Maturity Date, the Segment Rate of Return would be 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

•	If you are at the maximum aggregate number of Segments and Strategies that may be active in your contract at any time, you cannot elect a new Segment until you drop below the maximum aggregate number.

Structured Overlay Strategies

There are unique risks regarding the Structured Overlay Strategies including:

•

If you take a withdrawal, including required minimum distributions or substantially equal payments (72t or 72q), and there is insufficient value in the investment options, we will withdraw Strategy Value, if any, from active Strategies. This will reduce your Strategy Value dollar for dollar and your Covered Amount on a pro rata basis by the same proportion that the Strategy

Value is reduced by the withdrawal, which may be more, even significantly more, than the dollar amount withdrawn. Once the Covered Amount of a particular Strategy is reduced, it cannot be increased. A lower Covered Amount will reduce your Strategy Payoff, if any, on the Strategy End Date. If the Covered Amount is reduced to zero, the Strategy will terminate. Moreover, if there is insufficient Strategy Value to satisfy your RMD you will have to satisfy it elsewhere, and if there is insufficient Strategy Value to maintain your substantially equal payments, you could jeopardize the tax advantaged treatment of the withdrawals.

•	Prior to the Strategy End Date, the Strategy Value, if any, is used to calculate your account value and is the amount available from a Strategy for a Strategy Value Transaction. If you make a Strategy Value Transaction prior to the Strategy End Date, you will not receive the full potential protection of the Benchmark Overlay Coverage because the Strategy Value only reflects a portion of the downside protection, and therefore the potential Strategy Payoff that is expected to be provided on the Strategy End Date. As a Strategy approaches its Strategy End Date, the Strategy Value would generally reflect increased downside protection in connection with any negative Benchmark performance. All other factors being equal, the Strategy Value would generally be lower the earlier a withdrawal or surrender is made during a Strategy Duration. This means you participate to a lesser extent in the potential Strategy Payoff the earlier you take a withdrawal.

•	You cannot reduce the Covered Amount or terminate a Strategy prior to its Strategy End Date if there is no Strategy Value unless you surrender your contract. If you surrender your contract, we reserve the right to reject your application for a new contract within 6 months of contract surrender. If you do not surrender your contract, you will remain subject to the charge for the Strategy, which is calculated based on the Covered Amount, even if the Strategy never has Strategy Value or a Strategy Payoff.

•	We may not offer new Strategies of any or all Strategy Types, so a Strategy that is currently available may not be available for you to elect in the future. Strategy Types may be suspended or terminated.

•	We have the right to terminate a Strategy prior to the Strategy End Date if the publication of any index underlying the Benchmark is discontinued or at our sole discretion we determine that our use of such indices should be discontinued.

•	Strategies with greater protection tend to have higher charges than other Strategies that use the same Benchmark and have the same Strategy Duration but provide less protection.
•	The Strategies may potentially provide a daily Strategy Value that can be withdrawn prior to the Strategy End Date or a Strategy Payoff on the Strategy End Date. However, the Strategies are not index-linked investments like the SIO or an underlying mutual fund or “index fund.” You do not allocate your account value to the Strategies or participate in any positive performance of the Benchmark. There is no guarantee that the Strategies will have any Strategy Value or produce any Strategy Payoff. It is possible you will pay the charge for a Strategy for the Strategy Duration without accruing any additional account value (in the form of Strategy Value).

•	Your Strategy Payoff, if any, is not affected by the value of the Benchmark on any date between the Strategy Start Date and the Strategy End Date.

•	Unless we receive instructions from you otherwise by the end of the business day prior to the Strategy End Date, a new Strategy of the same Strategy Type (at the current charge, which could be higher or lower) and with the same initial Covered Amount will begin on the same day as the Strategy End Date for an ending Strategy, if available. If we do not receive instructions and the same Strategy is not available, we allocate any Strategy Value Payoff to the EQ/ Money Market investment option.

•	We set current charges for new Strategies at our discretion. The charge for a new Strategy may be higher or lower than the charge for existing Strategies, even if the new Strategy is the same Strategy Type as an existing Strategy, subject to the guaranteed maximum charge.

•	Past performance of an index is not an indication of its future performance. It is possible that the markets will perform better or worse than you predict and the Strategies you elect will not provide a Strategy Payoff or a Strategy Payoff could be greater or less than expected.

•	If we do not receive the initial charge for a new Strategy within 8 business days from the day prior to the Strategy Start Date, the new Strategy will be terminated.

•	If we do not receive the sum of all subsequent charges due for each of your active Strategies within 8 business days from the last day of each calendar quarter, all of your active Strategies will be terminated. You will receive any Strategy Payoff and/or Strategy Value from the terminated Strategies, less any outstanding Strategy charges.

•

While withdrawing or transferring the Strategy Value from a Strategy will reduce or eliminate the Covered Amount upon which the ongoing quarterly charge for the Strategy is based, the calculation of the Strategy Value deducts the present value of future charges for the Strategy from the next quarter to the scheduled Strategy End Date. This means that when you take a withdrawal or transfer Strategy Value prior to the Strategy End Date, you incur a deduction of a representative amount for the future charges you would have paid on the withdrawn or transferred amount.

•	If you do not pay your Structured Overly Strategies benefit charges timely your Strategies will terminate.

•	We will not deduct your Structured Overly Strategies benefit charges from your account value unless you direct us to even if you are at risk of non-payment through the different source of payment you elected.

•	Irrespective of the Benchmark Overlay Coverage you elect, you will not receive a Strategy Payoff from a Strategy if the Benchmark you select has a positive return on the Strategy End Date.

•	Depending on the Benchmark Overlay Coverage you elect, you may not receive a Strategy Payoff from a Strategy even if the Benchmark you select has certain negative returns on the Strategy End Date.

•	You may never have a positive Strategy Value during the entire Strategy Duration.

•	Strategies with a Strategy End Date after contract owner age 95 or any remaining death benefit distribution period are not available.

•	Strategies may terminate if charges are not received within 8 business days.

•	The indices underlying a Benchmark may be substituted or a Strategy may end prior to its scheduled Strategy End Date if an alternative index cannot be found.

•	Strategies without Strategy Value cannot be cancelled or have their Covered Amount decreased.

•	Withdrawals or transfers of Strategy Value from a Strategy prior to the Strategy End Date, including payment of advisor fees, could significantly reduce or terminate the Covered Amount.

•	Assignments of the contract are generally not permitted while any Strategy is active; no Strategy may be elected while an assignment is in effect.

•	The Structured Overly Strategies benefit charge rate for the same Strategy Type may vary on each Strategy Start Date but will not exceed the maximum rate.

•	The Structured Overly Strategies benefit charges paid could always exceed the Strategy Value or the Strategy Payoff.

•	Your investment performance may be higher without the Structured Overlay Strategies benefit and its charges.

•	If you are at the maximum aggregate number of Strategies and Segments that may be active in your contract at any time, you cannot elect a new protection Strategy until you drop below the maximum aggregate number.

Similar Indices

•	We may, for example, use an Index for the SIO that is very similar to an Index that we use for SOS; however, please be aware that these are not the same Index and may have different index performance over the same period of time.

•	Because of the way we calculate Segment Rates of Return and Strategy Rates of Return, a very small difference in the performance of two similar Indices can result in very different Segment Rates of Return compared to Strategy Rates of Return.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions, as well as possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

2. How to reach us

Please refer to the “How to reach us” section of the variable annuity contract prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the Structured Investment Option and any Structured Investment Option transactions.

Reports we provide:

•	written confirmation of financial transactions and certain non-financial transactions, including when money is transferred into a Segment from a Segment Type Holding Account; when money is not transferred from a Segment Type Holding Account into a Segment on a Segment Start Date for any reason; when a Segment matures; or when you change your current instructions; and

•	at the close of each calendar quarter and statement of your contract values at the close of each calendar year.

For jointly owned contracts (if applicable), we provide reports to the primary joint owner’s address on file.

Equitable Client portal

With your Equitable Client portal account you can expect:

•	Account summary. View your account values, and select accounts for additional details.

•	Messages and alerts. Stay up to date with messages on statement availability, investment options and important account information.

•	Profile changes. Now it’s even easier to keep your information current, such as your email address, street address and eDelivery preferences.

•	Manage your account. Convenient access to service options for a policy or contract, from viewing account details and documents to completing financial transactions.

•	Investments details. Intuitive charts show the breakdown of your key investments.

Don’t forget to sign up for eDelivery!

Visit equitable.com and click sign in to register today.

Equitable Client portal is normally available seven days a week, 24 hours a day. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated through the internet are genuine. For example, we will require certain personal identification information before we will act on internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options” in the variable annuity contract prospectus).

Customer service representative:

You may also use our toll-free number (1-877-899-3743) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days.

•	Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

•	Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

We generally require that the following types of communications be on specific forms we provide for that purpose:

(1)	authorization for transfers, including transfers of your Segment Maturity Value on a Segment Maturity Date, by your financial professional;

(2)	providing instructions for allocating the Segment Maturity Value on the Segment Maturity Date;

(3)	requests for withdrawals, including withdrawals of the Segment Maturity Value on the Segment Maturity Date;

(4)	requests for contract surrender;

(5)	election of a Strategy;

(6)	providing instructions for allocating Strategy Payouts on the Strategy End Date;

(7)	requests for withdrawals, including full and partial withdrawals of Strategy Value; and

(8)	updating alternate account information.

To cancel or change any of the following, we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	instructions on file for allocating the Segment Maturity Value on the Segment Maturity Date; and

(2)	instructions to withdraw your Segment Maturity Value on the Segment Maturity Date.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Equitable Client portal to contact us and to complete such requests through the internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

3. Description of the Registered Index-Linked Options

Structured Investment Option

The Structured Investment Option consists of a number of Segment Types, each of which provides a rate of return tied to the performance of a specified Index. You generally have the opportunity to invest in any of the Segment Types described below, subject to the requirements, limitations and procedures disclosed in this section. You participate in the performance of an Index by investing in the corresponding Segment. Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.”

Segment Types

You can generally invest in any available Segment Type. We are not obligated to offer any one particular Segment Type. Also, we are not obligated to offer any Segment Types. Each investment in a Segment Type that starts on a particular Segment Start Date is referred to as a Segment.

A Segment Type refers to a Segment Option that has the same Index, Segment Duration, and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account. Please refer to the “Definitions of key terms” for a discussion of these terms.

The maximum current aggregate number of Segments and Strategies that may be active in your contract at any time is 88. The maximum aggregate number of active Segments and Strategies we allow at any one time may change and, in the future, the maximum aggregate number of active Segments and Strategies we allow may be lower.

The following chart lists the current Standard Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%; -20%; -40%	10% 2%
Russell 2000® Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%; -20%; -40%	10% 2%
MSCI EAFE Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%; -20%; -40%	10% 2%
NASDAQ-100 Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%; -20%; -40%	10% 2%
MSCI Emerging Market Price Return Index	1 year	-10%; -15%; -20%; -40%	2%

The following chart lists the current Step Up Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	5 year 1 year	-10% -10%; -15%	10% 2%
Russell 2000® Price Return Index	5 year 1 year	-10% -10%; -15%	10% 2%
MSCI EAFE Price Return Index	5 year 1 year	-10% -10%; -15%	10% 2%
NASDAQ-100 Price Return Index	5 year 1 year	-10% -10%; -15%	10% 2%

The following chart lists the current Dual Direction Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%, -20%	10% 2%
Russell 2000® Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%; -20%	10% 2%
MSCI EAFE Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%; -20%	10% 2%
NASDAQ-100 Price Return Index	5 year 1 year	-10%; -15%; -20% -10%; -15%; -20%	10% 2%

The following chart lists the current Dual Step Up Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	1 year	-10%; -15%; -20%	2%
Russell 2000® Price Return Index	1 year	-10%; -15%; -20%	2%
MSCI EAFE Price Return Index	1 year	-10%; -15%; -20%	2%
NASDAQ-100 Price Return Index	1 year	-10%; -15%; -20%	2%

The following chart lists the current Growth Multiplier Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate[1]
S&P 500 Price Return Index	5 year	0%	Not applicable
	1 year	0%
1	Minimum multiplier rate is 105%

The Indices are described in more detail below, under the heading “Indices.”

Standard Segment example: For the S&P 500 Price Return Index/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index/1 year/-10% with a 11% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 11% minus the applicable Contract Fee for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index’s decline minus the applicable Contract Fee. If the Index performance is between -10% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment minus the applicable Contract Fee.

Step Up Segment example: For the S&P 500 Price Return Index Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Step Up/1 year/-10% with an 8% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs positively or equal to zero during this period, your Segment Rate of Return would be 8% minus the applicable Contract Fee for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index’s decline minus the applicable Contract Fee. If the Index performance is between -10% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment minus the applicable Contract Fee.

Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Step Up Segments is equal to the Performance Cap Rate for certain lower returns.

Dual Direction Segment example: For the S&P 500 Price Return Index/Dual Direction/5 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Direction/5 year/-10% with a 60% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for five years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 60% for that Segment Duration. If the

Index performs negatively but not more negatively than the Segment Buffer during this period, at maturity your Segment Rate of Return will be equal to the absolute value of the Index’s negative performance. This means that if the Index performs negatively down to and including -10%, your Segment Rate of Return will be positive up to and including 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer. If the Index is flat (0% return), your Segment Rate of Return will be zero. Please note: The absolute value of a number is simply that number without regard to it being positive or negative (e.g., without regard to its mathematical sign). For example, the absolute value of -3 is 3. Therefore, for purposes of the Segment Rate of Return calculation, the absolute value of the Index Performance Rate is simply the Index Performance Rate without regard to its mathematical sign (e.g., the absolute value of a -3% Index Performance Rate is 3%).

Dual Direction Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Direction Segments is equal to the absolute value of the Index Performance Rate for certain negative returns. Please note that the Performance Cap Rate and Segment Rate of Return for Dual Direction 5-year Segments are cumulative rates of return over the 5-year period from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates, even if the Segment Duration is longer than one year.

Dual Step Up Segment example: For the S&P 500 Price Return Index/Dual Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Step Up/1 year/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return will be 10% for that Segment Duration. This means if the Index performs negatively down to and including -10%, then your Segment Rate of Return will be 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer. The Contract Fee will reduce your Segment Rate of Return.

Dual Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Step Up Segments is equal to the Performance Cap Rate for certain lower and negative returns.

Growth Multiplier Segment example: For the S&P 500 Price Return Index/Growth Multiplier/5 year/Growth Multiplier Segment Type, a Segment could be established as S&P 500 Price Return Index Growth Multiplier/5 year with an 130% Growth Multiplier. This means that you will participate in the performance of the S&P 500 Price Return Index for five years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 30% higher than the Index Performance Rate for that segment duration. If the Index Performance Rate is flat (0%) or negative, the Multiplier Rate will not apply and your Segment Rate of Return will equal the flat or negative Index Performance Rate. The Contract Fee will reduce your Segment Rate of Return.

The Multiplier Rate applicable to each Growth Multiplier Segment, including the applicable Multiplier Rate for Segments selected on your application may vary and will be preannounced at least one week before the Segment Start Date and can be found at www.equitable.com/ierates. The Multiplier Rate for the same Segment may be higher or lower for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year. The Multiplier Rate is used to increase positive Index Performance Rates as part of the Segment Rate of Return calculation. The Multiplier Rate is only used to calculate the Segment Rate of Return. The Multiplier Rate is not an annual rate of return even if the Segment Duration is longer than one year. The Multiplier Rate will never be less than 105%. We will not open a Segment with a Multiplier Rate below the minimum and the Multiplier Rate will not change during the Segment Duration.

Growth Multiplier Segments do not have a Performance Cap Rate and, therefore, are always uncapped. The Segment Buffer is zero for Growth Multiplier Segments. Accordingly, your Segment Rate of Return will equal any negative Index Performance Rate on a Segment Maturity Date and, therefore, your Segment Maturity Value will decline by the entire amount of the negative index performance.

Please note:

•	Growth Multiplier Segments do not have a Performance Cap Rate (e.g., they are always uncapped).

•	Growth Multiplier Segments do not have any protection against negative Index performance because the Segment Buffer is zero. With a 0% Segment Buffer there is no protection from negative index performance and you could lose up to 100% of principal and previously credited interest.

Both the Performance Cap Rate and the Segment Rate of Return are rates of return from the Segment Start Date to the Segment Maturity Date, NOT annual rates of return. Therefore the Index Performance Rate is also not an annual rate. The performance of the Index, the Performance Cap Rate and the Segment Buffer are all measured from the Segment Start Date to the Segment Maturity Date, and the Performance Cap Rate and Segment Buffer apply if you hold the Segment until the Segment Maturity Date. If you surrender or cancel your contract, die or make a withdrawal or transfer from a Segment before the

Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate. Please see “Your account value in the Structured Investment Option” in ”Description of the Registered Index-Linked Options”. A partial withdrawal or transfer from a Segment does not affect the Performance Cap Rate and Segment Buffer that apply to any remaining amounts that are held in the Segment through the Segment Maturity Date.

We reserve the right to offer any or all Segment Types more or less frequently or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. Please see “Suspension, termination and changes to Segment Types and Indices”. All Segment Types may not be available in all states. We may also add Segment Types in the future.

We may limit the total number of Segments that you may have active at any time.

Indices

Each Segment Type references an Index that determines the performance of its associated Segments. We currently offer Segment Types based on the performance of securities indices. Throughout this Prospectus, we refer to these indices using the term “Index” or, collectively, “Indices.” Not all Indices may be available under your contract.

Securities Indices. The following securities Indices are currently available:

S&P 500 Price Return Index. The S&P 500 Price Return Index was established by Standard & Poor’s. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI Emerging Markets Price Return Index. The MSCI Emerging Markets Price Return Index was established by MSCI. The MSCI Emerging Markets Price Return Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. As of the date of this Prospectus, the MSCI Emerging Markets Price Return Index consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. The MSCI Emerging Markets Price Return Index does not include dividends declared by any of the companies included in this Index.

NASDAQ-100 Price Return Index. The NASDAQ-100 Price Return Index includes securities of 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology.

It does not contain securities of financial companies including investment companies. The NASDAQ-100 Price Return Index does not include dividends declared by any of the companies included in this Index.

Russell 2000® Price Return Index. The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI EAFE Price Return Index. The MSCI EAFE Price Return Index was established by MSCI. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this Prospectus the MSCI EAFE Price Return Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index.

Please see Appendix “Index Publishers” for important information regarding the publishers of the Indices.

Segment Buffer

All Segment Types Except Growth Multiplier. For all Segment Types other than Growth Multiplier, the Segment Buffer protects you from negative Index performance up to the amount of the Segment Buffer. For example, if the Segment Buffer is -10%, then you would be protected from any decline in the Index that is equal to or less than -10%. However, you will bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds -10%, which means that with a -10% Segment Buffer you could lose up to 90% of principal and previously credited interest.

Growth Multiplier Segments. Growth Multiplier Segments have a 0% Segment Buffer, and there is no protection from negative Index performance. You could lose up to 100% of principal and previously credited interest.

Current and Guaranteed Rates. The Segment Buffer is currently 0%, -10% , -15%, -20%, or -40%, depending on the Segment chosen. The Segment Buffer will not change throughout the Segment Duration. We will always offer a Segment Option with a Segment Buffer of at least -10%.

Segment Type Holding Accounts

Any contribution or transfer designated for a Segment Type will be allocated to the corresponding Segment Type Holding Account until the Segment Start Date. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option but we do not apply a Contract Fee to amounts in a Segment Type Holding Account. You must transfer or contribute to the Segment Type Holding Account for the corresponding Segment Type if you want to invest in a Segment; you cannot transfer or contribute directly to a Segment.

You can transfer amounts from a Segment Type Holding Account into any available variable investment options, or another Segment Type Holding Account at any time up to the close of business on the last business day before the Segment Start Date.

Please refer to the “How to reach us” section in your variable annuity contract prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the Structured Investment Option and any Structured Investment Option transactions.

Segment Start Date

Each Segment will have a Segment Start Date. Segments generally start on the first or third Thursday of each month. However, the Segment Start Date may sometimes be a different day under certain circumstances. Please see “Setting the Segment Maturity Date and Segment Start Date”. Also, we may offer Segments more or less frequently and on different days for some or all contracts.

Performance Cap Rate

The Performance Cap Rate is generally the highest Segment Rate of Return that can be credited on a Segment Maturity Date for positive Index Performance Rates. Performance Cap Rates, including the applicable Performance Cap Rates for Segments selected on your application, are announced at least one week before the Segment Start Date and can be found at www.equitable.com/ierates. The Performance Cap Rate for each Segment will not change throughout the Segment Duration. Each contract series may have different Performance Cap Rates. The Performance Cap Rate for the same Segment may vary between owners but will never be less than the applicable minimum Performance Cap Rate. Since Performance Cap Rates are announced online at least one week before the Segment Start Date, you should consider any differences in the Performance Cap Rates when deciding which contract series to purchase.

The Performance Cap Rate, if applicable, may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rates for 1 year Standard Segments is 2%. Our minimum Performance Cap Rate for Step Up Segments is 2%. Our minimum Performance Cap Rate for Dual Direction Segments is 2%. Our minimum Performance Cap Rate for Dual Step Up Segments is 2%. We guarantee that for the life of your contract we will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment and you will receive the Index Performance Rate for that Segment subject to the Segment Buffer. When this happens, the Segment is referred to as uncapped. Growth Multiplier Segments do not have a Performance Cap Rate.

Please note that the Performance Cap Rate and Segment Rate of Return are cumulative rates of return from the Segment Start Date to the Segment Maturity Date, NOT annual rates. The Performance Cap Rate is set at our sole discretion.

Segment Performance Cap Rate Hold

On the application, you can elect to temporarily “hold” the Performance Cap Rates in effect on the business day we receive your application at our administrative processing office. This hold applies to all amounts invested in Segments on or before the Segment Start Date that is on or immediately following 30 days after the application received date (this expiration date is called the “Rate Hold Expiration Date” in the contract). A Cap Rate Hold does not guarantee you will receive higher Performance Cap Rates than other owners investing in the same Segments. Electing a Cap Rate Hold may even result in you receiving lower Performance Cap Rates than other owners investing in the same Segments. Once elected, you cannot cancel a Cap Rate Hold.

Segment Participation Requirements

Provided that all participation requirements are met, all amounts allocated to a Segment Type that are in the associated Segment Type Holding Account as of the close of business on the business day preceding the Segment Start Date, plus any earnings on those amounts, will be transferred into the new Segment on the Segment Start Date. However, amounts transferred into the Segment Type Holding Account on the Segment Start Date itself will not be included in any new Segment created that day. These amounts will remain in the Segment Type Holding Account until they are transferred out or the next Segment Start Date on which the participation requirements are met for the amounts to be transferred into a new Segment.

The participation requirements are as follows: (1) Segment is available and (2) Segment Maturity Date Requirement is met. If these requirements are met, your account value in the Segment Type Holding Account will be transferred into a new Segment. This amount is your initial Segment Investment.

(1) Segment is available. The Segment must actually be created on the Segment Start Date as scheduled. We may suspend or terminate any Segment Type, at our sole discretion, at any time. If we terminate a Segment Type, no new Segments of that Segment Type will be created, and the amount that would have been transferred to the Segment will be transferred to the EQ/Money Market variable investment option instead. If we suspend a Segment Type, no new Segments of that Segment Type will be created until the suspension ends, and the amount that would have been transferred to the Segment will remain in the Segment Type Holding Account.

(2) Segment Maturity Date Requirement is met. The Segment Maturity Date must occur on or before the contract maturity date. If the Segment Maturity Date is after the contract maturity date, your account value in the Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option.

Segment Maturity Date

Your Segment Maturity Date is the Segment Business Day on which a Segment ends. You will receive advance notice of maturing Segments in which you are currently invested in your quarterly statement. You will generally also receive a second advance notice of maturing Segments in which you are currently invested. The additional notice is available by mail or electronically and is generally provided at least 30 days before a Segment Maturity Date. You can instruct us to stop delivering this second notice to you at any time. We reserve the right to discontinue this second notice at any time.

Segment Maturity Instructions. You may specify maturity instructions that tell us how to allocate the Segment Maturity Value among the investment options and you can change these instructions at any time. You may tell us either to follow your instructions on file for new contributions, to withdraw all or part of your Segment Maturity Value, or to transfer your Segment Maturity Value to the next available Segment of the same Segment Type, provided the participation requirements are met. While you may specify or change your maturity instructions for maturing Segments at any time until the close of business on the Segment Maturity Date, we recommend submitting new or revised instructions at least five business days prior to the Segment Maturity Date.

As stated above, you may elect to have maturing Segments invested according to your instructions on file, and those instructions may include allocations to different Segment Types, or you may elect to transfer your Segment Maturity Value to the next available Segment of the same Segment Type in which you are currently invested. If you take either of these steps, then the designated portion of your Segment Maturity Value will be transferred to the corresponding Segment Type Holding Account, as of the close of business on the Segment Maturity Date. Assuming that all participation requirements are met, the designated amounts will be treated like any other amounts in a Segment Type Holding Account. On the next Segment Start Date, the designated amounts in the Segment Type Holding Account will be transferred into the corresponding Segment. Typically, this means the designated amounts would be held in a Segment Type Holding Account for at least one business day.

If you have not provided us with maturity instructions for a maturing Segment, then by default the Segment Maturity Value will be transferred to the Segment Type Holding Account for the same Segment Type as the maturing Segment. Your Segment Maturity Value would then be transferred from that Segment Type Holding Account into the next Segment of that Segment Type on the Segment Start Date except that if the next Segment to be created in the Segment Type would not meet the Segment Maturity Date Requirement or that Segment Type has been terminated, we will instead transfer your Segment Maturity Value to the EQ/ Money Market variable investment option.

If you are impacted by these delays, you may transfer your Segment Maturity Value into another Segment Type Holding Account or any other investment option at any time before the next Segment Start Date.

Segment Maturity Value

We calculate your Segment Maturity Value on the Segment Maturity Date using your Segment Investment and the Segment Rate of Return.

Your Segment Maturity Value for all Segments is calculated as follows:

We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment Investment.

For Standard Segments, the Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate minus the Contract Fee
is positive but less than or equal to the Performance Cap Rate	equal to the Index Performance Rate minus the Contract Fee
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

For Step Up Segments, the Segment Rate of Return is equal to:

•	the Performance Cap Rate if the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date) is greater than or equal to zero minus the Contract Fee or

•	the Index Performance Rate if the Index Performance Rate is negative, subject to the Segment Buffer minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to zero	equal to the Performance Cap Rate minus the Contract Fee
is negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index of Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Segment Rate of Return would be 8.00% less the amount of the Contract Fee whereas, if the Index Performance Rate is -0.01% on the Segment Maturity Date the Segment Rate of Return is 0.00% less the amount of the Contract Fee.

For Dual Direction Segments, the Segment Rate of Return is equal to the Index Performance Rate subject to the Performance Cap Rate for positive and flat Index Performance Rates and the absolute value of negative Index Performance Rates unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the

Index Performance Rate subject to the Segment Buffer, minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than the Performance Cap Rate	equal to the Performance Cap Rate minus the Contract Fee
is between the Performance Cap Rate and Segment Buffer (or equal to either)*	equal to the absolute value of the Index Performance Rate minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

*	If the Index Performance Rate is zero, the Segment Rate of Return is zero.

Please note:

•	Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, for a 1-year Dual Direction Segment with a -10% Segment Buffer, if the Index Performance Rate is -10.00% on the Segment Maturity Date the Segment Rate of Return is 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

•	Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, in certain situations the Segment Rate of Return may be greater for negative Index Performance Rates than for the corresponding positive Index Performance Rates. For example, for a 1-year Dual Direction Segment with a Performance Cap Rate of 7% and a -10% Segment Buffer, if the Index Performance Rate is -9% on the Segment Maturity Date the Segment Rate of Return is 9% whereas, if the Index Performance Rate is 9% on the Segment Maturity Date the Segment Rate of Return is 7%.

For Dual Step Up Segments, the Segment Rate of Return is equal to the Performance Cap Rate unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer, minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to the Segment Buffer	equal to the Performance Cap Rate minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Dual Step Up Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 10.00%, the Segment Buffer is -10% and the Index Performance Rate is -10.00% on the Segment Maturity Date, the Segment Rate of Return would be 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

For Growth Multiplier Segments, the Segment Rate of Return is equal to:

•	the Index Performance Rate increased by the applicable Multiplier Rate if the Index Performance Rate is positive or

•	the Index Performance Rate if the Index Performance Rate is flat or negative,

minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is positive	the Index Performance Rate multiplied by the applicable Multiplier Rate minus the Contract Fee
is flat or negative	equal to the Index Performance Rate minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Standard Segment Examples

Assume that you have a variable annuity contract with an account value of $100,000 and invest $1,000 in an S&P 500 Price Return Index, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (10%), so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is only 5% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (10%), so the Segment Rate of Return (5%) is equal to the Index Performance Rate.

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate is -5% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is 0%.

•	The Segment Return Amount ($0) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Step Up Segment Examples

Assume that you have a variable annuity contract with an account value of $100,000 and invest $1,000 in an S&P 500 Price Return Index Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that

Segment at 8%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 10% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 8% Segment Rate of Return, and your Segment Maturity Value would be $1,080. We reach that amount as follows:

•	The Index Performance Rate (10%) is greater than or equal to zero, so the Segment Rate of Return (8%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($80) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8%).

•	The Segment Maturity Value ($1,080) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($80).

If the S&P 500 Price Return Index is flat (0% return) on the Segment Maturity Date, you will receive an 8% Segment Rate of Return, and your Segment Maturity Value would be $1,080. We reach that amount as follows:

•	The Index Performance Rate (0%) is greater than or equal to zero, so the Segment Rate of Return (8%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($80) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8%).

•	The Segment Maturity Value ($1,080) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($80).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Dual Direction Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Direction, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 9%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9% Segment Rate of Return, and your Segment

Maturity Value would be $1,090. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%), so the Segment Rate of Return (9%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($90) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (9%).

•	The Segment Maturity Value ($1,090) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($90).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (9%), so the Segment Rate of Return (5%) is equal to the Index Performance Rate.

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate is -5% which is not more negative than the Segment Buffer (-10%), so the Segment Rate of Return (5%) is the absolute value of the Index Performance Rate (|-5%|).

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5% which is equal to the % exceeding the Segment Buffer (5%).

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).
•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Dual Step Up Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive an 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (-5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5% which is equal to the percentage exceeding the Segment Buffer (-5%).

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Growth Multiplier Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Growth Multiplier, 1-year Segment with a 110% Multiplier Rate and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 22% Segment Rate of Return, and your Segment Maturity Value would be $1,220. We reach that amount as follows:

•	The Index Performance Rate is positive, so the Segment Rate of Return (22%) is equal to the Index Performance Rate (20%) multiplied by the Multiplier Rate (110%).

•	The Segment Return Amount ($220) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (22%).

•	The Segment Maturity Value ($1,220) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($220).

If the S&P 500 Price Return Index is 4% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 4.4% Segment Rate of Return, and your Segment Maturity Value would be $1,044. We reach that amount as follows:

•	The Index Performance Rate is positive, so the Segment Rate of Return (4.4%) is equal to the Index Performance Rate (4%) multiplied by the Multiplier Rate (110%).

•	The Segment Return Amount ($44) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (4.4%).

•	The Segment Maturity Value ($1,044) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($44).

If the S&P 500 Price Return Index is 7% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -7% Segment Rate of Return, and your Segment Maturity Value would be $930. We reach that amount as follows:

•	The Index Performance Rate is negative, so the Segment Rate of Return (-7%) is equal to the Index Performance Rate (-7%).

•	The Segment Return Amount (-$70) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-7%).

•	The Segment Maturity Value ($930) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$70).

If the S&P 500 Price Return Index is 20% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -20% Segment Rate of Return, and your Segment Maturity Value would be $800. We reach that amount as follows:

•	The Index Performance Rate is negative, so the Segment Rate of Return (-20%) is equal to the Index Performance Rate (-20%).

•	The Segment Return Amount (-$200) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-20%).

•	The Segment Maturity Value ($800) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$200).

Setting the Segment Maturity Date and Segment Start Date

There will generally be two or more Segment Maturity Dates and Segment Start Dates each month that the contract is outstanding. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive Business Days that are also Segment Business Days.

If a Segment Maturity Date falls on a holiday, the Segment Maturity Date will generally be the preceding Segment Business Day. If a Segment Start Date falls on a holiday, the Segment Start Date will generally be the preceding Segment Business Day unless that preceding Segment Business Day is not in the same month. In these instances, no Segment will begin until the next scheduled Segment Start Date. Please see Appendix “Segment Maturity Date and Segment Start Date Examples” for a demonstration of the effects that scheduled holidays can have on the Segment Maturity Date and the Segment Start Date.

Effect of an emergency close. Segments are scheduled to mature and start on Segment Business Days. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments starting will generally occur on consecutive Business Days that are also Segment Business Days. It is possible that an Index could be affected by an emergency close on a Segment Business Day, thereby affecting the Index’s ability to publish a price and our ability to mature or start Segments based on the affected Index. Emergency closes can have two consequences.

1.	If the NYSE experiences an emergency close and cannot publish any prices, we will delay the maturity or start of all Segments for all Indices.

2.	If any Index other than the NYSE experiences an emergency close, we will delay the maturity and start of the Segments using the affected Index and mature or start Segments for all unaffected Indices.

The emergency closure of an Index other than the NYSE can have a different effect if it occurs on a Segment Maturity Date rather than a Segment Start Date. We do not currently offer any such Index, but may in the future.

•	If an emergency close occurs on a scheduled Segment Maturity Date, then the Segment Maturity Date for that Segment will be delayed until the next Segment Business Day. The next Segment Business Day would be the Segment Start Date. If the emergency close only lasted that one day, the Segment Start Date and the Segment Maturity Date for the affected Segment would occur on the same day.

•	If an emergency close occurs on an Index other than the NYSE on a scheduled Segment Start Date, then we would not create Segments that utilize the affected Index. However, on that day we would create Segments that utilize unaffected Indices. Consequently, Segment Maturity Values designated for Segment Types that utilize an affected Index would not be allocated to Segments and would remain in the corresponding Segment Type Holding Account.

If the conditions that cause an emergency close persist, we will use reasonable efforts to calculate the Segment Maturity Value of any affected Segments. If the affected Index cannot be priced within eight days, we will contact a calculating agency, normally a bank we have a contractual relationship with, which will determine a price to reflect a reasonable estimate of the Index level.

Suspension, Termination and Changes to Segment Types and Indices

We may decide at any time until the close of business on each Segment Start Date whether to offer any or all of the Segment Types described in this Prospectus on a Segment Start Date for a particular Segment. We may suspend a Segment Type for a week, month or a period of several months, or we may terminate a Segment Type entirely.

If a Segment Type is suspended, your account value will remain in the Segment Type Holding Account until a Segment of that Segment Type is offered or you transfer out of the Segment Type Holding Account. We will provide you with written confirmation when money is not transferred from a Segment Type Holding Account into a segment due to the suspension of a Segment Type.

If a Segment Type is terminated, your account value in the corresponding Segment Type Holding Account will be defaulted into the EQ/Money Market variable investment option on the date that would have been the Segment Start Date.

We have the right to substitute an alternative index prior to

Segment maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. The alternative index would be used to calculate performance from the Segment Start Date to the Segment Maturity Date. In addition, we reserve the right to use any or all reasonable methods to end any outstanding Segments that use such Indices. We also have the right to add additional Indices under the contract at any time. We would provide notice about the use of additional or alternative Indices, as soon as practicable, in a supplement to this Prospectus. If an alternative index is used, its performance could impact the Index Performance Rate, Segment Rate of Return, Segment Maturity Value, and Segment Interim Value. An alternative index would not change the Segment Buffer or Performance Cap Rate for an existing Segment. If a similar index cannot be found or we decide in our sole discretion not to substitute an alternate index, we will end the affected Segments prematurely by applying the Segment Performance Cap Rate and Segment Buffer to the actual gains or losses on the original Index as of the date of termination. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. For example, if the Russell 2000® Index were not available, we might use the NASDAQ.

We reserve the right to offer any or all Segment Types more or less frequently than we have been or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. If we stop offering or suspend certain Segment Types, each existing Segment of those Segment Types will remain invested until its respective Segment Maturity Date. In the highly unlikely event we were forced to stop offering new Segments, contract owners would be limited to transferring or contributing to the other investment options described in the variable annuity contract prospectus. You could choose to surrender your contract, but you may be subject to withdrawal charges, taxes, and tax penalties, and if you purchase another retirement vehicle, it may have different features, fees, and risks than your annuity contract. If you are buying the annuity contract for the Structured Investment Option, you should speak to your financial adviser as to whether this product is suitable for you.

Your account value in the Structured Investment Option

Your value in each Segment on the Segment Maturity Date is calculated as described under “Segment Rate of Return” in “Description of the Registered Index-Linked Options”.

In setting the Performance Cap Rate that we use in calculating the Segment Maturity Value, we assume that you are going to hold a Segment until the Segment Maturity Date. However, you have the right under the contract to access amounts in the Segments before the Segment Maturity Date. Therefore, we calculate a Segment Interim Value on each business day, which is also a Segment Business Day, between the Segment Start Date and the Segment Maturity Date. The method we use to calculate the Segment Interim Value is different than the method we use to calculate the value of the Segment on the

Segment Maturity Date. Prior to the Segment Maturity Date, we use the Segment Interim Value to calculate (1) your account value; (2) the amount your beneficiary would receive as a death benefit; (3) the amount you would receive if you make a transfer or withdrawal from a Segment; (4) the amount you would receive if you surrender your variable annuity contract; or (5) the amount you would receive if you cancel your variable annuity contract and return it to us for a refund within your state’s “free look” period (unless your state requires that we refund the full amount of your contribution upon cancellation). If a partial withdrawal or transfer is taken from a Segment on a date other than the Segment Maturity Date the Segment Investment will be reduced and the amount of the reduction could be more than the amount of the withdrawal or transfer. The risk of loss of principal may be greater in the case of an early withdrawal, surrender, free look, death, or transfer.

The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. Appendix “Segment Interim Value” sets forth the calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of three components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. These components are used to calculate the Segment Interim Value. The three components are:

(1)	Fair value of hypothetical fixed instruments; plus

(2)	Fair value of hypothetical derivatives; plus

(3)	Cap calculation factor.

A pro rata portion of the Contract Fee is deducted from the lesser of the sum of the three components above. For contracts that still use a Performance Cap Rate limiting factor, a pro rata portion of the Contract Fee is deducted from the lesser of the sum of the three components above or the Segment Investment multiplied by (1 + the Performance Cap Rate limiting factor). For more information, please see Appendix “Interim Value”.

Even if the corresponding Index has experienced positive investment performance since the Segment Start Date, because of the factors we take into account in the calculation above, your Segment Interim Value may be lower than your Segment Investment.

Structured Investment Option’s charges and expenses

Adjustments with respect to early surrender, transfer, withdrawal or other distribution from Segments

We use the Segment Interim Value when a surrender, transfer, withdrawal or other distribution (including fees and charges) is taken from a Segment prior to the Segment Maturity Date. The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. For more information on the calculation of the Segment Interim Value, please see Appendix “Interim Value”.

How we deduct the variable annuity contract charges from the Structured Investment Option

Electing the Structured Investment Option changes how certain charges under your variable annuity contract are allocated and administered.

Transfers

Under your variable annuity contract, at any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following current limitations:

•	You may not transfer out of a Segment Type Holding Account on a Segment Start Date.

•	A contribution or transfer into a Segment Type Holding Account on a Segment Start Date will not be transferred into the Segment that is created on that Segment Start Date. Your money will be transferred into a Segment on the next Segment Start Date, provided you meet the participation requirements.

•	You may not contribute or transfer money into a Segment Type Holding Account and designate a Segment Start Date. The account value in the Segment Type Holding Account will be transferred on the first Segment Start date on which you meet the participation requirements.

•	You may not contribute or transfer into a Segment Type Holding Account if the Segment Maturity Date of the Segment that will be created on the Segment Start Date would be after the maturity date of your contract.

•	You may not transfer to a Segment if the total number of Segments and Strategies that would be active in your contract after such transfer exceeds the maximum aggregate number of active Strategies and Segments we allow. If a transfer from a Segment Type Holding Account into a Segment will cause a contract to exceed this limit, such transfers will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option.

•	Transfers from a Segment Type Holding Account to a Segment will not occur if you do not meet the participation requirements. See “Segment Participation Requirements” in “Description of the Registered Index-Linked Options”.

•	If your variable annuity contract permits dollar cost averaging (“DCA”) programs, you can elect to have the DCA systematically transfer amounts over time to the Segment Type Holding Account subject to the following current limitations:

—	Currently, your account value will be transferred from the DCA program into your designated Segment Type Holding Account(s) on a monthly basis.

—

If a Segment Type is suspended, any amount in the DCA program destined for that Segment will be transferred to the Segment Type Holding Account. It will remain there until the next Segment Start Date on which the Segment is not suspended. If one of the Segment Types is terminated or discontinued, the value in the terminated Segment Type Holding Account will be moved to the EQ/Money Market variable investment option.

—	The rebalancing program feature in your variable annuity contract is not available for amounts allocated to the Segment Type Holding Account or to any Segment.

—	You cannot elect the DCA Program at issue if you also elect a Cap Rate Hold nor can you start a DCA Program while a Cap Rate Hold is in effect.

Upon advance notice to you, via a client communication mailing, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. In addition, we may, at any time, exercise our right to limit or terminate transfers into any of the variable investment options and to limit the number of variable investment options which you may elect. We currently do not impose any transfer restrictions among the variable investment options. A transfer request does not change your allocation instructions on file. Our current transfer restrictions are set forth in the “Disruptive transfer activity” section of the variable annuity prospectus.

Please see “Allocating your contributions” in “Purchasing your contract” in your variable annuity contract prospectus for more information about your role in managing your allocations.

Transfers from a Segment prior to the Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the transfer. Accordingly, the Segment Investment could be reduced by more than the amount of the transfer.

How distributions, including withdrawals, are taken from your account value under the Structured Investment Option

When you elect the Structured Investment Option, unless you specify otherwise, we will take your withdrawals (or other distributions) as follows:

•	Withdrawals will be taken on a pro rata basis from your value in the investment options as described in your variable annuity contract prospectus and any withdrawal request form. If there is insufficient value or no value in those investment options, any additional amount of the withdrawal or the total amount of the withdrawal will be withdrawn from the Segment Type Holding Account(s) on a pro rata basis. If there is insufficient value or no value in the Segment Type Holding Account(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the Segment(s) on a pro rata basis.

You can specify a withdrawal be taken from any investment option at any time. However, you can only request a withdrawal be taken specifically from a Segment when there is zero value (meaning no money) in all other variable investment options and Segment Type Holding Accounts.

If you have amounts in a Segment Type Holding Account and you make a withdrawal on a Segment Start Date, that withdrawal will occur before any transfer into the Segment and that withdrawal amount will not be transferred into the Segment created on that date.

Withdrawals from a Segment prior to your Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the withdrawal. Accordingly, the Segment Investment could be reduced by more than the amount of the withdrawal. We use the Segment Investment to determine your Segment Maturity Value.

You can request, in advance of your Segment Maturity Date, a withdrawal of your Segment Maturity Value on the Segment Maturity Date. We reserve the right to change or cancel this provision at any time.

Effect of your death on the Structured Investment Option

In general, if you die while your variable annuity contract is in force, it terminates and the applicable death benefit is paid. Once we have received notice of your death and until the death benefit is processed, we will not make any transfers from the Segment Type Holding Account to a Segment. Amounts in the Segment Type Holding Account will be defaulted into the EQ/Money Market variable investment option. If Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

If the contract has active Segments at the time an account value death benefit is paid, we will use the Segment Interim Value calculation to determine the value in the active Segments which could result in a substantial loss of up to 60% to 100% of your principal and previously credited interest in those Segments.

There are various circumstances, however, in which your variable annuity contract can be continued under a Beneficiary continuation option (“BCO”). For more information please see the “Beneficiary continuation option” in the variable annuity contract prospectus and “How the Structured Investment Option affects the Beneficiary continuation option below”.

How the Structured Investment Option affects the Beneficiary continuation option

This feature permits a designated individual, on your death, to maintain a contract with your name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum.

Under the Beneficiary continuation option, if you have any account value in a Segment or Segment Holding Account:

•	The transfer restrictions on amounts in Segments prior to election of the beneficiary continuation option remain in place. The Segment Maturity Value may be reinvested in other investment options. However, if the beneficiary has chosen the “5-year rule” (for NQ contracts) or is subject to the “10-year rule” (for IRA contracts), amounts may not be invested in Segments with Segment Maturity Dates later than December 31st of the calendar year which contains the fifth (for NQ contracts) or tenth (for IRA contracts) anniversary of your death.

•	If there is more than one beneficiary, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature for the first beneficiary, all Segments will continue for each beneficiary.

An eligible beneficiary who chooses to receive annual payments over his life expectancy should consult his tax adviser about selecting Segments that provide sufficient liquidity to satisfy the payout requirements under this option. For more information, please see the “Beneficiary continuation option” and “Required minimum distributions” in your variable annuity prospectus.

The Non-Unitized Separate Account

We hold assets in the Non-Unitized Separate Account to support our obligations under the Structured Investment Option. We own the assets of the Non-Unitized Separate Account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in the Non-Unitized Separate Account. We are obligated to pay all money we owe under the contract. If the obligation exceeds the assets of the Non-Unitized Separate Account, funds will be transferred to the Non-Unitized Separate Account from the general account. We may, subject to applicable state law, transfer all assets allocated to the Non-Unitized Separate Account to our general account. We guarantee all benefits relating to your value in the Structured Investment Option, regardless of whether assets supporting the Structured Investment Option are held in a non-unitized separate account or our general account. An owner should look to the financial strength of the Company for its claims-paying ability. For more information, see “About the general account in the variable annuity contract prospectus”.

We may invest Non-Unitized Separate Account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps. Although the above generally describes our plans for investing the assets supporting our obligations under the Structured Investment Option, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

Structured Overlay Strategies

At issue, you may elect one or more optional Strategies under the Structured Overlay Strategies benefit. We may discontinue offering Strategies under the Structured Overlay Strategies benefit at any time. If we do so, it would no longer be available for new Strategy elections.

The Structured Overlay Strategies benefit, which is a type of living benefit, provides you with protection against market downturns based, in part, on the performance of a specified Benchmark index (or indices) over a set period of time.

The Strategies provide a Strategy Payoff on the Strategy End Date if the Benchmark declines by at least a specified amount (which is determined by the Benchmark Overlay Coverage elected) from the Strategy Start Date to the Strategy End Date. However, the Strategies are not index-linked investment options like the SIO or an underlying mutual fund. You do not allocate account value to the Strategies or participate in any positive performance of the Benchmark. The Strategy Payoff, if any, provided by a Strategy can indirectly offset losses you may have incurred across your investments.

Prior to the Strategy End Date, Strategies may provide a Strategy Value which can be accessed.

Electing a Strategy

You may elect one or more of the available Strategies through our online portal or by calling 1-800-789-7771. You are not required to have an active Strategy at any time; however, if you do not elect a Strategy within a 5-year period and you do not have account value in the investment options under the contract, we reserve the right to terminate your contract.

To elect a Strategy, you choose a Strategy Type and a Covered Amount (the amount that is subject to protection under the Strategy). The Covered Amount is not a cash value and cannot be withdrawn. It is solely used to calculate the Strategy Payoff (if any), Strategy Value (if any), and the charge for the Strategy. The maximum Covered Amount you may have across all Strategies at one time is $10 million ($1.5 million if you elect to pay the charges from the account value and do not provide a secondary payment source). The Strategy Types currently available are described under “Strategy Types” below. The Covered Amount is determined by the owner and may be based on the assets in the contract or it may be a higher amount or a lower amount.

Strategy Start Date

Generally, the first Thursday after you elect a Strategy will be the Strategy Start Date for that Strategy, provided that Thursday is a business day. If Thursday is a non-business day, the Strategy Start Date will be the prior business day. If the value of any index underlying the Benchmark for a Strategy is not published on the scheduled Strategy Start Date due to an emergency close, the Strategy Start Date will be deferred to the following week. If the value of the bond index (if applicable) underlying the Benchmark for a Strategy is not published, the Strategy Start Date will be as scheduled and the last published closing value for the bond index will be used to calculate the performance of the Benchmark on the Strategy Start Date.

All Strategies you elect in a weekly period before the close of business on the business day prior to the Strategy Start Date will begin that same day. However, under no circumstances will a Strategy begin if the scheduled Strategy End Date would occur after the contract maturity date.

Only one Strategy of a particular Strategy Type will begin on a scheduled Strategy Start Date. If multiple Strategies of the same Strategy Type are elected in the same weekly period, a single Strategy of that Strategy Type will begin on the Strategy Start Date and the Covered Amount for the Strategy will be the sum of the Covered Amounts for all of the Strategies of that Strategy Type elected in that weekly period. You may cancel any newly elected Strategy prior to the Strategy Start Date.

Please note: If you elect a Strategy on a Strategy Start Date, the Strategy you elected will not start until the next Strategy Start Date.

Strategy End Date

On the Strategy End Date, we will calculate the Strategy Payoff, if any, as described under “Strategy Payoff” below.

The Strategy End Date is generally the Thursday of the same week and month as the Strategy Start Date in the calendar year in which the Strategy Duration ends. If that Thursday is a non-business day, the Strategy End Date will be the prior business day. If the value of any index underlying the Benchmark for a Strategy is not published on the scheduled Strategy End Date, the Strategy End Date will be the next business day on which the closing value of the index is published. If the value of the bond index (if applicable) underlying the Benchmark for a Strategy is not published, the Strategy End Date will be as scheduled and the last published closing value for the bond index will be used to calculate the performance of the Benchmark on the Strategy End Date.

We will send advance notice of your ending Strategies before the Strategy End Date.

On or before the Strategy End Date, you may specify instructions that tell us how to distribute the Strategy Payoff, if any. You may tell us to allocate the Strategy Payoff among the investment options according to your instructions on file for new contributions, or you may choose to withdraw all or part of your Strategy Payoff and instruct us to deposit it into your Linked Managed Account or deliver it directly to you via check. A Strategy Payoff is considered to be gains for tax purposes. See “Tax information” in the variable annuity contract prospectus for information about the tax treatment of the Structured Overlay Strategies benefit.

If you have not provided us with instructions on or before the Strategy End Date, then by default the Strategy Payoff, if any, will be transferred to the EQ/Money Market variable investment option.

Unless we receive instructions from you otherwise by the end of the business day prior to the Strategy End Date, a new Strategy of the same Strategy Type and with the same initial Covered Amount will automatically begin on the same day as the Strategy End Date for the ending Strategy. The Covered Amount of the new Strategy will not be reduced if you choose to withdraw the Strategy Payoff from the ending Strategy. The charge for a new Strategy may be higher or lower than the charge for existing Strategies, even if the new Strategy is the same Strategy Type as an existing Strategy, subject to the guaranteed maximum charge. If the same Strategy Type is no longer available or would have a Strategy End Date later than the contract’s maturity date, a new Strategy will not automatically begin.

If you do not want a Strategy of the same Strategy Type and with the same initial Covered Amount to automatically begin on the Strategy End Date for an ending Strategy, you may instead instruct us (i) not to begin a new Strategy to replace the ending Strategy; or (ii) to instead begin one or more new Strategies on the Strategy End Date, which may be a different Strategy Type or have a different Covered Amount than the ending Strategy.

Strategy Types

You can generally elect any Strategy Type. We are not obligated to offer any one particular Strategy Type. Also, we are not obligated to offer any Strategy Types. We may suspend or terminate any Strategy Type, at our sole discretion, at any time. If we terminate a Strategy Type, no new Strategies of that Strategy Type will begin. If we suspend a Strategy Type, no new Strategies of that Strategy Type will begin until the suspension ends.

Each Strategy Type you elect that starts on a particular Strategy Start Date is referred to as a Strategy. The maximum current aggregate number of Strategies and Segments that may be active in your contract at any time is 88. The maximum aggregate number of active Strategies and Segments we allow at any one time may change and, in the future, the maximum aggregate number of active Segments and Strategies we allow may be lower.

A Strategy Type refers to a Strategy option that has the same Benchmark, Benchmark Overlay Coverage, and Strategy Duration.

Benchmark. The Benchmark consists of a single index. The index options include: the S&P 500 Total Return Index, the Russell 2000 Total Return Index, the MSCI EAFE Daily Total Return (Gross) Index, the NASDAQ-100 Total Return Index, the MSCI Emerging Markets Daily Total Return (Gross) Index, EURO STOXX 50® Total Return Index, and the Bloomberg U.S. Aggregate Bond Index. The indices are described in more detail below, under the heading “Indices.” The performance of the Benchmark is used to calculate the Strategy Payoff, if any, on the Strategy End Date.

Benchmark Overlay Coverage. The Benchmark Overlay Coverage is the type of downside protection provided by the Strategy, which may be Buffer Protection, Floor Protection, or Full Protection. See “Strategy Payoff” for a description and examples of each.

Strategy Duration. The Strategy Duration is the period from the Strategy Start Date to the Strategy End Date, which may be 3 Years, 5 Years, 7 Years, or 10 Years.

The following chart lists the current Strategy Types:

Benchmark	Benchmark Overlay Coverage	Strategy Duration
S&P 500 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
Russell 2000 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
MSCI EAFE Daily Total Return (Gross) Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
NASDAQ-100 Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
MSCI Emerging Markets Daily Total Return (Gross) Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
EURO STOXX 50® Total Return Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years
Bloomberg U.S. Aggregate Bond Index	Full Protection	3 Years	5 Years	7 Years	10 Years
	-10% Floor Protection	3 Years	5 Years	7 Years	10 Years
	-20% Buffer Protection	3 Years	5 Years	7 Years	10 Years

Strategy Value

We calculate a Strategy Value for each Strategy on each business day from the Strategy Start Date to the business day prior to the Strategy End Date. While there is no guarantee that any Strategy you elect will ever have Strategy Value, it is possible that it will have positive Strategy Value at different times and in different amounts prior to the Strategy End Date. It is also possible that a Strategy could lose it’s Strategy Value before the Strategy End Date. You can elect to transfer or withdraw any Strategy Value at any time as described below. It is up to you to decide when or if you should transfer or withdraw Strategy Value.

Prior to the Strategy End Date, the Strategy Value, if any, is used to calculate your account value and is the amount available from the Strategy for a Strategy Value Transaction.

Generally, if you exercise your right to cancel the contract under the free look, the amount you will receive back from the Strategies you elected is the Strategy Value plus a refund of the charges paid for the Strategies. However, if your state requires that we refund the full amount of your contributions upon cancellation, the amount you will receive back from the Strategies is the greater of the charges paid for the Strategies you elected or the Strategy Value.

The Strategy Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Strategy are treated. Your Strategy Value may be zero, but it will never be negative. Appendix “Strategy Value” sets forth the calculation formula as well as hypothetical examples. The formula is calculated based on the fair value of hypothetical derivatives intended to replicate the Strategy Payoff; less the present value of future uncollected charges for the Strategy. These components provide us with a market value estimate of the risk of loss at the end of a Strategy. There is no guarantee that the Strategies you elect will have any Strategy Value at any time for the duration of the Strategy.

Please note: Strategy Value prior to the Strategy End Date is calculated differently than Strategy Payoff on the Strategy End Date, if any.

You may elect to withdraw or transfer your Strategy Value, if any, at any time prior to the Strategy End Date.

Pro rata treatment of withdrawals and transfers of Strategy Value

Amounts withdrawn or transferred from the Strategy Value will decrease the Strategy Value by the dollar amount of the withdrawal. The Covered Amount will be reduced on a pro rata basis by the same proportion that the Strategy Value is reduced by the withdrawal or transfer, which may be more than the dollar amount withdrawn or transferred.

For example, assume you take a $10,000 withdrawal from a Strategy with $100,000 Covered Amount at a time when the Strategy Value is $40,000. Your Strategy Value will be reduced by $10,000, the amount of the withdrawal. Your Covered Amount will be reduced by $25,000, which is more than the amount withdrawn. Please note: If the Covered

Amount for a Strategy is reduced, then the Strategy Payoff, if any, and the charge (starting with the next calendar quarter) for that Strategy will be reduced.

Increasing or Decreasing your Covered Amount

If there is positive Strategy Value during the Strategy Duration, you may reduce your Covered Amount at any time prior to your contract’s maturity date or terminate a Strategy prior to the Strategy End Date by withdrawing all or a portion of the Strategy Value (see “Pro rata treatment of withdrawals” above). If the Strategy Value is zero, however, the Covered Amount for a Strategy cannot be decreased and the Strategy cannot be terminated without surrendering your contract. We will not refund any previously-paid charges for a Strategy, even if the Covered Amount is decreased or the Strategy is terminated prior to the Strategy End Date. We reserve the right to reject your application for a new contract within the six months following a contract surrender.

The Covered Amount for a particular Strategy cannot be increased after the Strategy Start Date. You may increase your total Covered Amount by electing new Strategies. The charge for a new Strategy may be higher or lower than the charge for existing Strategies, even if the new Strategy is the same Strategy Type as an existing Strategy.

Strategy Payoff

We calculate your Strategy Payoff on the Strategy End Date using your Covered Amount and the Strategy Rate of Return. Your Strategy Payoff for each Strategy is calculated as described below.

We multiply your Covered Amount by your Strategy Rate of Return to get your Strategy Payoff. Your Strategy Rate of Return may be zero, but it will never be negative.

The Strategy Rate of Return is equal to the Benchmark Performance Rate (the percentage change in the value of the related Benchmark from the Strategy Start Date to the Strategy End Date), subject to the Benchmark Overlay Coverage, as follows:

Full Protection
If the Benchmark Performance Rate:	Your Strategy Rate of Return will be:
is zero or positive	equal to 0%
is negative	equal to the Absolute Value of the Benchmark Performance Rate

These values are based on the value of the relevant Benchmark on the Strategy Start Date and the Strategy End Date. Any fluctuations in the value of the Benchmark between those dates is ignored in calculating the Strategy Payoff.

Full Protection Examples

Assume you elect the following Strategy:

•	Benchmark: S&P 500 Total Return Index
•	Benchmark Overlay Coverage: Full Protection

•	Strategy Duration: 5 Years

•	Covered Amount: $500,000

•	No withdrawals from the Strategy

If the S&P 500 Total Return Index is 10% higher on the Strategy End Date than on the Strategy Start Date, then you will receive a 0% Strategy Rate of Return because the Benchmark Performance Rate is positive.

If the S&P 500 Total Return Index is 10% lower on the Strategy End Date than on the Strategy Start Date, then you will receive a 10% Strategy Rate of Return, and your Strategy Payoff would be $50,000. We reach that amount as follows:

(1)	The Benchmark Performance Rate is -10%. The Absolute Value of the Benchmark Performance Rate is 10%, so the Strategy Rate of Return is 10%.

(2)	The Strategy Payoff is equal to the Covered Amount ($500,000) multiplied by the Strategy Rate of Return (10%).

Buffer Protection
If the Benchmark Performance Rate:	Your Strategy Rate of Return will be:
is zero or positive	equal to 0%
is negative by a percentage equal to or less than the Buffer	equal to the Absolute Value of the Benchmark Performance Rate
is negative by a percentage greater than the Buffer	equal to the Absolute Value of the Buffer

These values are based on the value of the relevant Benchmark on the Strategy Start Date and the Strategy End Date. Any fluctuations in the value of the Benchmark between those dates is ignored in calculating the Strategy Payoff.

Buffer Protection Examples

Assume you elect the following Strategy:

•	Benchmark: S&P 500 Total Return Index

•	Benchmark Overlay Coverage: -20% Buffer Protection

•	Strategy Duration: 5 Years

•	Covered Amount: $500,000

•	No withdrawals from the Strategy

If the S&P 500 Total Return Index is 10% higher on the Strategy End Date than on the Strategy Start Date, then you will receive a 0% Strategy Rate of Return because the Benchmark Performance Rate is positive.

If the S&P 500 Total Return Index is 10% lower on the Strategy End Date than on the Strategy Start Date, then you will receive a 10% Strategy Rate of Return, and your Strategy Payoff would be $50,000. We reach that amount as follows:

(1)	The Benchmark Performance Rate is -10%. This performance rate is negative by a percentage that is less than the Buffer. The Absolute Value of the Benchmark Performance Rate is 10%, so the Strategy Rate of Return is 10%.

(2)	The Strategy Payoff is equal to the Covered Amount ($500,000) multiplied by the Strategy Rate of Return (10%).

If the S&P 500 Total Return Index is 22% lower on the Strategy End Date than on the Strategy Start Date, then you will receive a 20% Strategy Rate of Return, and your Strategy Payoff would be $100,000. We reach that amount as follows:

(1)

The Benchmark Performance Rate is -22%. This performance rate is negative by a percentage that is greater than the Buffer. The absolute value of the Buffer is 20%, so the Strategy Rate of Return is 20%.

(2)	The Strategy Payoff is equal to the Covered Amount ($500,000) multiplied by the Strategy Rate of Return (20%).

Floor Protection
If the Benchmark Performance Rate:	Your Strategy Rate of Return will be:
is positive, zero, or negative by a percentage equal to or less than the Floor	equal to 0%
is negative by a percentage greater than the Floor	equal to the Absolute Value of the amount by which the Benchmark Performance Rate has declined in excess of the Floor

These values are based on the value of the relevant Benchmark on the Strategy Start Date and the Strategy End Date. Any fluctuations in the value of the Benchmark between those dates is ignored in calculating the Strategy Payoff.

Floor Protection Examples

Assume you elect the following Strategy:

•	Benchmark: S&P 500 Total Return Index

•	Benchmark Overlay Coverage: -10% Floor Protection

•	Strategy Duration: 5 Years

•	Covered Amount: $500,000

•	No withdrawals from the Strategy

If the S&P 500 Total Return Index is 10% higher on the Strategy End Date than on the Strategy Start Date, then you will receive a 0% Strategy Rate of Return because the Benchmark Performance Rate is positive.

If the S&P 500 Total Return Index is 5% lower on the Strategy End Date than on the Strategy Start Date, then you will receive a 0% Strategy Rate of Return because the Benchmark Performance Rate (-5%) is negative by a percentage less than the Floor (-10%).

If the S&P 500 Total Return Index is 12% lower on the Strategy End Date than on the Strategy Start Date, then you will receive a 2% Strategy Rate of Return, and your Strategy Payoff would be $10,000. We reach that amount as follows:

(1)

The Benchmark Performance Rate is -12%. This performance rate is negative by a percentage that is greater than the Floor. The difference between the Benchmark Performance Rate (-12%) and the Floor (-10%) is -2%. The absolute value of the difference is 2%, so the Strategy Rate of Return is 2%.

(2)	The Strategy Payoff is equal to the Covered Amount ($500,000) multiplied by the Strategy Rate of Return (2%).

On a Strategy End Date, the highest level of protection is the Full Protection Strategy Type.

Indices

Each Strategy Type references a Benchmark that determines the Strategy Rate of Return. Not all Benchmarks may be available under your contract.

S&P 500 Total Return Index. The S&P 500 Total Return Index was established by Standard & Poor’s. The S&P 500 Total Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities.

Russell 2000 Total Return Index. The Russell 2000 Total Return Index was established by Russell Investments. The Russell 2000 Total Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000 Total Return Index is a subset of the Russell 3000 Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership.

MSCI EAFE Daily Total Return (Gross) Index. The MSCI EAFE Daily Total Return (Gross) Index was established by MSCI. The MSCI EAFE Daily Total Return (Gross) Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this Prospectus the MSCI EAFE Daily Total Return (Gross) Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

NASDAQ-100 Total Return Index. The NASDAQ-100 Total Return Index includes securities of 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, tele-

communications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.

MSCI Emerging Markets Daily Total Return (Gross) Index. The MSCI Emerging Markets Daily Total Return (Gross) Index was established by MSCI. The MSCI Emerging Markets Daily Total Return (Gross) Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. As of the date of this prospectus, the MSCI Emerging Markets Daily Total Return (Gross) Index consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

EURO STOXX 50® Total Return Index. The EURO STOXX 50® Total Return Index provides a blue-chip representation of super sector leaders in the Eurozone. The Index covers 50 stocks from Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, the Netherlands and Spain.

Bloomberg U.S. Aggregate Bond Index. The Bloomberg U.S. Aggregate Bond Index is a broad-based flagship benchmark that measures the investment grade, US dollar-denominated, fixed-rate taxable bond market. The Bloomberg U.S. Aggregate Bond Index includes treasuries, government-related and corporate securities, fixed-rate agency mortgage-backed securities, asset-backed securities, and commercial mortgage-backed securities (agency and non-agency).

Effect of an emergency close

It is possible that an index underlying the Benchmark could be affected by an emergency close on a business day, thereby affecting the index’s ability to publish a price and our ability to end or start Strategies based on the affected Benchmark. Emergency closes can have the following consequences.

•	If the NYSE experiences an emergency close and cannot publish prices, we will delay the end of all Strategies for all Benchmarks to the next business day, and we will delay the start of all Strategies for all Benchmarks to the following week’s scheduled Strategy Start Date.

•	If the US Bond markets experience an emergency close and cannot publish prices, we will use the last published closing value of the bond index to calculate the Strategy Value.

Suspension, Termination, and Changes to Strategy Types and Indices

We may decide at any time until the close of business on a Strategy Start Date whether to offer any or all of the Strategy Types described in this Prospectus on a Strategy Start Date for a particular Strategy. We may suspend a Strategy Type for a week, month or a period of several months, or we may terminate a Strategy Type entirely. If a Strategy Type you elect is suspended, we will provide you written notice that the Strategy will not begin due to the suspension of the Strategy Type.

We have the right to end a Strategy prior to the Strategy End Date if the publication of any index underlying the Benchmark is discontinued or at our sole discretion we determine that our use of such indices should be discontinued. This might occur if the calculation of the index is substantially changed or if we are unable to renew our license to use the index. If we end a Strategy before its scheduled Strategy End Date and we have not received instructions from you for allocation of the Strategy Payoff, we will allocate your Strategy Payoff to the EQ/Money Market variable investment option.

We reserve the right to stop offering any or all of the Strategy Types or to suspend offering any or all of them temporarily for some or all contracts. If we stop offering or suspend certain Strategy Types, each existing Strategy of those Strategy Types will continue until its respective Strategy End Date.

Structured Overlay Strategies’ charges and expenses

There is no charge for the Structured Overlay Strategies benefit unless you elect a Strategy. Each Strategy will be subject to its own charge. The charge for a particular Strategy will not change for the duration of the Strategy. We may increase (up to the maximum) or decrease the charges for new Strategies. The maximum charge is 6.00%, expressed as an annualized percentage of the Covered Amount for each Strategy.

The current charge for new Strategies can be found in the Rate Sheet Supplement currently in effect. You may also contact your financial professional or the customer service group toll-free at 1-800-789-7771; or visit www.equitable.com to view the current rates. Historical rates may be found in Appendix “Historical Rate Sheet Supplement Information” to the Prospectus, as well as on the U.S. Securities and Exchange Commission’s website (www.sec.gov) by searching for File No. 333-    . In general, the charges for Strategies that offer greater protection will be higher than the charges for Strategies that offer less protection; and the charges for Strategies with shorter Strategy Durations will be higher than the charges for Strategies with longer Strategy Durations.

You may elect to have the charge for your Strategies deducted from your account value or paid from a different source acceptable to us. If you elect to pay the charges from your account value, we encourage you to provide a secondary fee payment source to prevent your Strategies from unintentionally lapsing due to insufficient account value caused by negative investment performance, withdrawals, or a combination of both.

Charge deducted from account value. The initial charge for a Strategy will be the pro-rated charge for the remainder of the current calendar quarter, and will be deducted on the business day prior to the scheduled Strategy Start Date for the Strategy. Subsequent charges for a Strategy will be deducted on the last day of each calendar quarter for the upcoming calendar quarter. Charges are deducted on a pro rata basis from your investment options in the order described under “How withdrawals are taken from your account value” in the “Accessing your money” section in the variable annuity contract prospectus. Alternatively, you may provide specific instructions for how you wish the charge to be deducted. However, under no circumstances will the charges for the Strategies be deducted from the Strategy Value of your active Strategies. If the sum of the charges for all active Strategies cannot be satisfied from the account value, the entire charge for all active Strategies will be billed to your secondary fee payment source if you have provided one. If you elect to pay charges from your account value then the minimum contribution to purchase the contract is $25,000. In addition, if you do not provide a secondary fee payment source acceptable to us then the maximum coverage amount is $1.5 million.

Charge paid from a different source. The initial charge for a Strategy will be the pro-rated charge for the remainder of the current calendar quarter, billed on the business day prior to the scheduled Strategy Start Date for the Strategy. Subsequent charges for a Strategy will be billed on the last day of each calendar quarter for the upcoming calendar quarter. Payments of charges will be applied upon receipt. Please note: If you have a qualified contract then you can only pay charges from a qualified source.

Amounts you contribute to pay charges for Strategies are held in the Strategy Holding Account for processing. The Strategy Holding Account is part of the EQ/Money Market variable investment option. Generally, these payments are processed the same day. However, in the event of a processing delay, you will receive any investment gains from amounts held in the Strategy Holding Account. These gains can be transferred from the Strategy Holding Account and allocated according to your investment allocation instructions on file or according to new instructions that you provide. Amounts held in the Strategy Holding Account are not subject to investment losses.

If we do not receive the initial charge for a new Strategy within 8 business days from the business day prior to the Strategy Start Date, all new Strategies for that scheduled Strategy Start Date will be cancelled. Any existing Strategies in good standing will not be affected.

If we do not receive the sum of all subsequent charges due for each of your active Strategies within 8 business days from the last day of each calendar quarter, all of your active Strategies will be terminated. You will receive any Strategy Payoff and/or Strategy Value from the terminated Strategies, less any outstanding Strategy charges.

Any payments for a cancelled Strategy that we receive after the 8-business day period will be refunded to you.

If you terminate a Strategy, the charge applicable to that Strategy will be discontinued at the end of the calendar quarter in which we receive notice of cancellation. We will not refund any charge that was deducted prior to cancellation. The Structured Overlay Strategies benefit charge is to compensate us for providing protection against market downturns through the Strategies.

Additional Considerations for the Strategies

Effect of Contract Owner Death

If you die, and your beneficiary (who may be your spouse) elects to continue the contract, if available, your beneficiary may also continue the Structured Overlay Strategies benefit, provided:

•	The beneficiary was 85 or younger on the original contract date. If the beneficiary was older, the Structured Overlay Strategies benefit will terminate.

•	The scheduled Strategy End Date for any new Strategies elected can be no later than the remaining death benefit distribution period under the contract.

•	Beneficiary(ies) must provide timely information to us to deduct fees for Strategies. Otherwise, we will continue to deduct fees as previously directed by the original Owner.

•	There is either Strategy Value or account value in the contract.

See “Effect of the owner’s death” under “Payment of the Death Benefit” in the variable annuity contract prospectus for more information about continuing the contract.

Assignments

You may not generally assign your contract while you have an active Strategy. You may assign your contract upon the Strategy End Date if you do not elect to begin a new Strategy and you have no other active Strategies on that date. When you have an assignment in effect, you may not elect to begin a new Strategy until such assignment is no longer in effect.

Advisory Assets Under Management

The Strategy Value, if any, may be considered part of the assets under management and, therefore, may be included in the calculation of the advisory fee charged by your advisor. Your Strategy Value may fluctuate daily as a result of the formulas used to calculate your Strategy Value. See “Appendix: Interim Value”. In turn, this may cause the advisory fee you pay to be greater than it would otherwise be. The advisory fee is wholly separate from the charges under the contract or the Strategies. We are not a party to the advisory fee. We do not set, calculate, modify, or endorse the advisory fee. The advisory fee is solely between you and your advisor. See “Advisory Fees” under “Principal risks of investing in the contract” in the variable annuity contract prospectus for information about the deduction of advisory fees from your account value.

Your account value in the Structured Overlay Strategies

Your “account value” is the total of the values you have in the (i) variable investment options, (ii) the Segments of the SIO, (iii) the Segment Type Holding Accounts, (iv) the account for dollar cost averaging, (v) the Strategy Holding Account, and (vi) the Strategies under the Structured Overlay Strategies benefit.

Withdrawing your account value

You have several ways to withdraw your account value before annuity payments begin. Withdrawals will be deducted pro rata from the variable investment options, and if there is insufficient value therein then pro rata from the dollar cost averaging account, and if there is insufficient value therein then pro rata from the Segment Type Holding Account, and if there is insufficient value therein then pro rata from the Segments, and if there is insufficient value therein then pro rata from the Strategy Holding Account, and if there is insufficient value therein then pro rata from the Strategy Value, unless you instruct us otherwise.

Withdrawals reduce your account value and may have tax consequences, including possible tax penalties. Please see “Effect of withdrawals and transfers on your Structured Overlay Strategies” for more information on how withdrawals could significantly reduce your Covered Amount or terminate your Strategies under the Structured Overlay Strategies benefit.

If you elected Strategies under the Structured Overlay Strategies benefit, the Strategy Value, if any, is used to calculate your account value in the Strategies prior to the Strategy End Date and is the amount available for (1) withdrawals, including systematic withdrawals, required minimum distributions and withdrawals to pay advisory fees; (2) transfers to the variable investment options, Segments of the SIO, Segment Type Holding Accounts, and the account for dollar cost averaging; (3) surrenders of your contract (including exercising your right to cancel the contract); (4) payment of a death benefit; or (5) annuitization.

How withdrawals are taken from your account value

We will subtract your withdrawals on a pro rata basis from your account value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount as applicable will be withdrawn from amounts in the dollar cost averaging program (if any). A partial withdrawal from amounts in the dollar cost averaging program (if any) will not terminate the dollar cost averaging program. If there is insufficient value or no value in the dollar cost averaging program, any additional amount of the withdrawal required or the total amount as applicable will be withdrawn from amounts in the Segment Type Holding Account(s) (if any). If there is insufficient value or no value in the Segment Type Holding Account(s), any additional amount of the withdrawal required or the total amount as applicable will be withdrawn pro rata from amounts in the Segments (if any). If there is insufficient value or no value in the Segments, any additional amount of the withdrawal required or the total amount as applicable will be withdrawn from amounts in the Strategy Holding Account (if any). If there is insufficient value or no value in the Strategy Holding Account, any additional amount of the withdrawal required or the total amount as applicable will be withdrawn pro rata from Strategy Value in the Strategies under the Structured Overlay Strategies benefit (if any).

If you direct us to subtract an automated withdrawal (systematic withdrawals, substantially equal withdrawals, or lifetime required minimum distribution withdrawals) from specific variable investment option(s), and the value in the selected investment option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all other sources of account value, including the Structured Investment Option and the Strategies under the Structured Overlay Strategies benefit, according to the above hierarchy on the business day after the withdrawal was scheduled to occur. Assuming there is still no value in the specific variable investment options, all subsequent automated withdrawals will be processed according to the above hierarchy. Withdrawals from the Strategies under the Structured Overlay Strategies benefit may significantly reduce or eliminate the value of the benefit. You should consult with your financial professional and consider taking non-automated lump sum withdrawals before electing automated withdrawals if you have active Strategies.

For non-automated lump sum withdrawals (i.e., partial withdrawals), if you direct us to subtract such a withdrawal from specific sources of account value and the value in the selected source is less than the requested withdrawal amount, the request will not be processed and we will ask you to amend the request before it can be processed. You cannot take withdrawals pro rata from specified sources.

Effect of withdrawals and transfers on your Structured Overlay Strategies

If you elected Strategies under the Structured Overlay Strategies benefit, all withdrawals from your Strategy Value, if any, whether partial withdrawals (including withdrawals to pay advisory fees), systematic withdrawals, substantially equal withdrawals, lifetime required minimum distribution withdrawals, or transfers of Strategy Value to an investment option in the contract will reduce your Covered Amount on a pro rata basis by the same proportion that the Strategy Value is reduced by the withdrawal or transfer. This may be more, even significantly more, than the dollar amount withdrawn. If the Covered Amount is reduced to zero, the Strategy will terminate.

The Non-Unitized Separate Account

We hold assets in the Non-Unitized Separate Account to support our obligations under the Structured Overlay Strategies benefit. We own the assets of the Non-Unitized Separate Account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in the Non-Unitized Separate Account. We are obligated to pay all money we owe under the contract. If the obligation exceeds the assets of the Non-Unitized Separate Account, funds will be transferred to the Non-Unitized Separate Account from the general account. We may, subject to applicable state law, transfer all assets allocated to the Non-Unitized Separate Account to our general account. We guarantee all benefits relating to your value in the Structured Investment Option, regardless of whether assets supporting the Structured Overlay Strategies benefit are held in a non-unitized separate account or our general account. An owner should look to the financial strength of the Company for its claims-paying ability. For more information, see “About the general account” in the variable annuity contract prospectus.

We may invest Non-Unitized Separate Account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps. Although the above generally describes our plans for investing the assets supporting our obligations under the Structured Overlay Strategies benefit, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

4. Distribution of the Contracts

The Structured Investment Option and Structured Overlay Strategies benefit are only available under certain variable annuity contract(s) issued by the Company. Extensive information about the arrangements for distributing the annuity contracts, including sales compensation, is included in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus under “Distribution of the contracts”, respectively. All of that information applies regardless of whether you choose to use the Structured Investment Option or Structured Overlay Strategies benefit, and there is no additional plan of distribution or sales compensation with respect to the Structured Investment Option or Structured Overlay Strategies benefit. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate or an indirect wholly owned subsidiary of the Company.

5. Incorporation of certain documents by reference

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K and Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Annual Report”) and Equitable Financial’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, and June 30, 2024, and Equitable America’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, are all considered to be part of this Prospectus because they are incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Structured Investment Option (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company of America

8501 IBM Drive, Suite 150-IR

Charlotte, NC 28262-4333

Attention: Corporate Secretary (telephone: (212) 554-1234)

Equitable Financial Life Insurance Company

1345 Avenue of the Americas

New York, NY 10105

Attention: Corporate Secretary (telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of       , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

       provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company of America as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company of America’s Form 10-K.        address is 214 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202.

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of       , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

       provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K.       ’S address is 300 Madison Avenue, New York, New York 10017.

Appendix: Interim Value

Segment Interim Value

We calculate the Segment Interim Value for each Segment on each Segment Business Day that falls between the Segment Start Date and Segment Maturity Date. The calculation is a formula designed to measure the fair value of your Segment Investment on the particular interim date, and is based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Performance Cap Rate, an adjustment for the effect of a withdrawal (which also includes a surrender, payment or transfer out) prior to the Segment Maturity Date and a pro rata portion of the Contract Fee. The formula we use, in part, derives the fair value of hypothetical investments in fixed instruments and derivatives. These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We are not required to hold such investments in relation to Segments and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to Segments. The formula also includes an adjustment relating to the Cap Calculation Factor. This is a positive adjustment of the percentage of the estimated expenses corresponding to the portion of the Segment Duration that has not elapsed. This Appendix sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation. You should note that even if a corresponding Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Investment. We have included examples of calculations of Segment Interim Values under various hypothetical situations at the end of this Appendix.

Calculation Formula

The Segment Interim Value is equal to the sum of the following three components: (1) Fair Value of hypothetical Fixed Instruments; plus (2) Fair Value of hypothetical Derivatives; plus (3) Cap Calculation Factor minus a pro rata portion of the Contract Fee.

Overview of the Purposes and Impacts of the Calculation

Fair Value of Hypothetical Fixed Instruments. The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Investment from the date of withdrawal (which also includes a surrender, payment or transfer out) until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Investment using an investment rate widely used in financial markets.

Fair Value of Hypothetical Derivatives. For Standard Segments, we use hypothetical put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Step Up Segments, we use a hypothetical put and binary call option to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential upside payout at maturity equal to the Performance Cap Rate. For Dual Direction Segments, we use hypothetical put, call and binary put options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Dual Step Up Segments, we use hypothetical put and binary call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential payout at maturity equal to the Performance Cap Rate. For Growth Multiplier Segments, we use hypothetical put and call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment.

When valuing the hypothetical Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect our estimated cost of exiting the hypothetical Derivatives before Segment maturity. See the “Fair Value of Hypothetical Derivatives” in “Detailed Descriptions of Specific Inputs to the Calculation”. Different inputs that reflect a higher estimated cost of exiting the hypothetical Derivatives may be used for Segments in contracts that do not use a Performance Cap Rate limiting factor and, if they are, the fair value of hypothetical Derivatives will be lower than if lower estimated costs of exiting were used. This means that the Segment Interim Value will also be lower. See “Appendix: State contract availability and/or variations of certain features and benefits” in your variable annuity contract prospectus for information about certain contracts issued in New Jersey which use a Performance Cap Rate limiting factor equal to the Performance Cap Rate. Our fair market value methodology, including the market standard model we use to calculate the fair value of the hypothetical Derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce. Please note that based on market conditions and other factors, including Segment Duration, the estimated cost of exiting hypothetical Derivatives will likely vary between Segment Options, as well as, between individual Segments both with the same Segment Start Date and with different Segment Start Dates. We periodically reevaluate our estimated exit costs and our underlying estimated exit costs methodology based on a number of factors, including past experience, and may prospectively adjust the estimated cost of exiting hypothetical derivatives up or down.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Standard Segments is calculated using three different hypothetical options. These hypothetical options are designated for each Segment and are described in more detail in this Appendix.

At-the-Money Standard Segment Call Option (strike price equals the index value at Segment inception). For Standard Segments, the potential for gain is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate). The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

•	For Standard Segments, the net amount of the At-the-Money Standard Segment Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Step Up Segment and are described in more detail in this Appendix.

At-the-Money Binary Call Option (strike price equals the index value at Segment inception). For Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Direction Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Dual Direction Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Dual Direction Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate). The risk of loss is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment in an up market as limited by the Performance Cap Rate.

At-the-Money Put Option (strike price equals index value at Segment inception). The potential for gain in a down market is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option. Dual Direction Segments use two of these options.

•	For Dual Direction Segments, the net amount of the At-the-Money Put Option less the value of one of the Out-of-the-Money Put Options is an estimate of the market value of the possibility of gain at the end of the Segment in a down market limited by the Buffer.

Out-of-the-Money Binary Put Option (strike price equals index value at Segment inception minus Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the other Out-of-the-Money Put Option combined with the Out-of-the-Money Binary Put Option is an estimate of the market value of the possibility of loss at the end of the Segment in a down market in excess of the Buffer.

•	It is important to note that the put option value and binary put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Dual Step Up Segment and are described in more detail below.

In-the-Money Binary Call Option (strike price equals the index decreased by the Segment Buffer). For Dual Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Growth Multiplier Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Growth Multiplier Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Growth Multiplier Segments, the potential for gain in an up market is estimated using the value of this hypothetical option. Growth Multiplier Segments use a multiple of this option, specifically the option quantity is multiplied by the Multiplier Rate.

At-the-Money Put Option (strike price equals the index value at Segment inception). The risk of loss in a down market is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the principal and interest you receive, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Cap Calculation Factor. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. The Segment Interim Value formula includes item (3) above, the Cap Calculation Factor, which is designed to reflect the fact that we will not incur those expenses for the entire duration of the Segment if you withdraw your investment prior to the Segment Maturity Date. Therefore, the Cap Calculation Factor is always positive and declines during the course of the Segment.

Detailed Descriptions of Specific Inputs to the Calculation

(1) Fair Value of Hypothetical Fixed Instruments. The Fair Value of Hypothetical Fixed Instruments in a Segment is currently based on the investment rate associated with the Segment’s remaining time to maturity. Investment rates are interest rates associated with investment grade fixed income instruments which can be used to back the Segment. The investment rate will seek to approximate the bond yields which are used in the fixed instrument strategy (e.g., pricing, hedging) for this product. The investment rate will be determined based on an investment grade index selected to approximately correspond to the quality profile of bonds used in the fixed instrument strategy for this product. To apply the investment grade index values to the Fair Value of Hypothetical Fixed Instruments component of Segment Interim Value calculation, the spread over risk-free rates for selected investment grade index maturity points will be added to the risk-free rates used in other components of the Segment Interim Value calculation.

The Fair Value of Hypothetical Fixed Instruments is defined as its present value, as expressed in the following formula: (Segment Investment)/(1 + rate)(time to maturity)

The Company’s decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal or transfer is taken from a Segment or a lower withdrawal amount if a full withdrawal or transfer is taken from a Segment. The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Duration and the denominator is the average number of days in each year of the Segment Duration for that Segment.

(2) Fair Value of Hypothetical Derivatives. We utilize a fair market value methodology to determine the Fair Value of Hypothetical Derivatives.

For each Standard Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Standard Segments, these are: (1) the At-the-Money Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment maturity, the Put Option is designed to value the loss below the buffer, while the call options are designed to provide gains up to the Performance Cap Rate. These options are described in more detail below.

For each Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Step Up Segments, these are: (1) the At-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Dual Direction Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Direction Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) At-the-Money Put Option, (4) two Out-of-the-Money Put Options and (5) Out-of-the-Money Binary Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Performance Cap Rate in an up market and down to the Buffer in a down market, as well as, value losses below the Segment Buffer.

For each Dual Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Step Up Segments, these are: (1) the In-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Growth Multiplier Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Growth Multiplier Segments, these are (1) the At-the-Money Call Option and (2) the At-the-Money Put Option. At Segment maturity, these hypothetical options are designated to value enhanced gains in an up market and losses in a down market.

In addition to the inputs discussed above, the Fair Value of Hypothetical Derivatives is also affected by the time remaining until the Segment Maturity Date. More information about the designated hypothetical options is set forth below:

(1)

At-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the Standard Segment At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Standard Segment Call Option (for Standard Segments), thus recognizing in the Interim Segment Value a ceiling on gains at Segment maturity imposed by the Performance Cap Rate.

(3)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Standard Segments, the Fair Value of Derivatives is equal to (1) minus (2) minus (3), as defined above.

(1)

At-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Interim Segment Value a ceiling on gains at Segment maturity imposed by the Performance Cap Rate.

(3)

At-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(4)

Out-of-the-Money Put Option (Dual Direction Segments use two of these options): This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of one Out-of-the-Money Put option is used to offset the value of the At-the-Money Put Option, and the value of the other Out-of-the-Money Put Option is used to value the potential losses that may be incurred in excess of the Segment Buffer at Segment maturity.

(5)

Out-of-the-Money Binary Put Option: This is a requirement to pay the absolute value of the Segment Buffer multiplied by the Segment Investment on the scheduled Segment Maturity Date, if the index price is lower than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Binary Put Option represents the market value of the potential to receive the absolute value of the Segment Buffer multiplied by the Segment Investment on the Segment Maturity Date.

For Dual Direction Segments, the Fair Value of Derivatives is equal to (1) minus (2) plus (3) minus (4) minus (5), as defined above.

(1)

At-the-Money Binary Call Option: This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Step Up Segments, the Fair Value of Derivatives is equal to (1) minus (2), as defined above.

(1)

In-the-Money Binary Call Option: This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the In-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Dual Step Up Segments, the Fair Value of Hypothetical Derivatives is equal to (1) minus (2), as defined above.

(1)

At-the-Money Call Option (Growth Multiplier Segments use a multiple of this option, specifically the option quantity is multiplied by the Multiplier Rate): This is an option to buy a position in the relevant Index equal to the Segment Investment multiplied by the Multiplier Rate on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

At-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment. The value of the At-the-Money Put option is used to value the potential losses that may be incurred when index return is negative.

For Growth Multiplier Segments, the Fair Value of Hypothetical Derivatives is equal to (1) minus (2), as defined above.

We determine the fair value of each of the applicable designated hypothetical options for a Standard Segment, Step Up Segment, Dual Direction Segment, Dual Step Up Segment or Growth Multiplier Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect our estimated cost of exiting the hypothetical Derivatives prior to Segment maturity. If we did not take into account the estimated exit price, your Segment Interim Value would be greater. For Segments in contracts without a Performance Cap Rate limiting factor, we may use different inputs that reflect a higher estimated cost of exiting hypothetical Derivatives and, if we do, the fair value of hypothetical Derivatives will be lower for those Segments than if we didn’t use a higher estimated cost of exiting. See “Appendix: State contract availability and/or variations of certain features and benefits” in your variable annuity contract prospectus for information about certain contracts issued in New Jersey which use a Performance Cap Rate limiting factor equal to the Performance Cap Rate. In addition, the estimated fair value price used in the Segment Interim Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated fair value price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment Type to Segment Type and may also change from day to day. Each hypothetical option has a notional value on the Segment Start Date equal to the Segment Investment on that date. The notional value is the price of the underlying Index at the inception of the contract. In the event that a number of options, or a fractional number of options, are being valued, the notional value would be the number of hypothetical options multiplied by the price of the Index at inception.

We use the following model inputs:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation.

This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date and moneyness of the designated option that we use for purposes of the calculation.

Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-parties using the model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment’s time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to the applicable maturity that are above and below the moneyness value of the hypothetical option.

(b)

We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment’s remaining time to the applicable maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

(c)	The volatility input for your Segment’s time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Swap Rate — We use key derivative swap rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date.

(3) Cap Calculation Factor. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. If you withdraw or transfer your investment prior to the Segment Maturity Date, we will not incur expenses for the entire duration of the Segment. Therefore, we provide a positive adjustment as part of the calculation of Segment Interim Value, which we call the Cap Calculation Factor. The Cap Calculation Factor represents a return of estimated expenses for the portion of the Segment Duration that has not elapsed. For example, if the estimated expenses for a one year Segment are calculated by us to be $10, then at the end of 146 days (with 219 days remaining in the Segment), the Cap Calculation Factor would be $6, because $10 x 219/365 = $6. A Segment is not a variable investment option with an underlying portfolio, and therefore the percentages we use in setting the performance caps do not reflect a daily charge against assets held on your behalf in a separate account.

Examples: Segment Interim Value — Standard Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	15%	15%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Values is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	-$23.19	-$26.49
CapCalculation Factor	$2.78	$0.93
Sumof Above	$939.47	$961.57
SegmentInterim Value	$939.47	$961.57

Item	1-Year Segment	1-Year Segment

Assuming the change in the Index Values is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	$100.69	$101.17
CapCalculation Factor	$2.78	$0.93
Sumof Above	$1,063.35	$1,089.23
SegmentInterim Value	$1,063.35	$1,089.23

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities: 15.2% (At-the-Money Call), 11.2% (Out-of-the-Money Call), and 18.6% (Out-of-the-Money Put).

(2)	Investment rate corresponding to remainder of Segment term is 5.61% (9 months to maturity) and 5.32% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is 4.81% (9 months to maturity) and 4.70% (3 months to maturity).

(4)	Index dividend yield is 0.53% annually.

Examples: Effect of Withdrawals on Segment Interim Value — Standard Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	15%	15%
Timeto Maturity (in months)	9	3
AmountWithdrawn(1)	$100	$100

Assuming the change in the Index Values is -10% (for example from 100.00 to 90.00)
SegmentInterim Value(2)	$939.47	$961.57
PercentWithdrawn(3)	10.64%	10.40%
NewSegment Investment(4)	$893.56	$896.00
NewSegment Interim Value(5)	$839.47	$861.57

Assuming the change in the Index Values is 10% (for example from 100.00 to 110.00)
SegmentInterim Value(2)	$1,063.35	$1,089.23
PercentWithdrawn(3)	9.40%	9.18%
NewSegment Investment(4)	$905.96	$908.19
NewSegment Interim Value(5)	$963.35	$989.23

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value — Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
Timeto Maturity (in months)	9	3

Item	1-Year Segment	1-Year Segment

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	$65.93	$71.52
CapCalculation Factor	$2.78	$0.93
Sumof above	$1,028.59	$1,059.58
SegmentInterim Value	$1,028.59	$1,059.58

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	$3.79	-$7.61
CapCalculation Factor	$2.78	$0.93
Sumof above	$966.45	$980.45
SegmentInterim Value	$966.45	$980.45

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities: 15.2% (At-the-Money Call), 11.2% (Out-of-the-Money Call), and 18.6% (Out-of-the-Money Put).

(2)	Investment rate corresponding to remainder of Segment term is 5.61% (9 months to maturity) and 5.32% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is 4.81% (9 months to maturity) and 4.70% (3 months to maturity).

(4)	Skewness of -32.52% is assumed.

(5)	Index dividend yield is 0.53% annually.

Examples: Effect of Withdrawals on Segment Interim Value — Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
Timeto Maturity (in months)	9	3
AmountWithdrawn(1)	$100	$100

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value(2)	$1,028.59	$1,059.58
PercentWithdrawn(3)	9.72%	9.44%
NewSegment Investment(4)	$902.78	$905.62
NewSegment Interim Value(5)	$928.59	$959.58

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value(2)	$966.45	$980.45
PercentWithdrawn(3)	10.35%	10.20%
NewSegment Investment(4)	$896.53	$898.01
NewSegment Interim Value(5)	$866.45	$880.45

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value – Dual Direction Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	11%	11%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	$82.15	$86.56
CapCalculation Factor	$2.78	$0.93
Sumof above	$1,044.81	$1,074.61
SegmentInterim Value	$1,044.81	$1,074.61

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	-$13.62	-$5.57
CapCalculation Factor	$2.78	$0.93
Sumof above	$949.05	$982.49
SegmentInterim Value	$949.05	$982.49

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities: 15.2% (At-the-Money Call), 11.2% (Out-of-the-Money Call), and 18.6% (Out-of-the-Money Put).

(2)	Investment rate corresponding to remainder of Segment term is 5.61% (9 months to maturity) and 5.32% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is 4.81% (9 months to maturity) and 4.70% (3 months to maturity).

(4)	Skewness of -32.52% is assumed.

(5)	Index dividend yield is 0.53% annually.

Example: Effect of Withdrawals on Segment Interim Value – Dual Direction Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	11%	11%
Timeto Maturity (in months)	9	3
AmountWithdrawn(1)	$100	$100

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value(2)	$1,044.81	$1,074.61
PercentWithdrawn(3)	9.57%	9.31%
NewSegment Investment(4)	$904.29	$906.94
NewSegment Interim Value(5)	$944.81	$974.61

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value(2)	$949.05	$982.49
PercentWithdrawn(3)	10.54%	10.18%
NewSegment Investment(4)	$894.63	$898.22
NewSegment Interim Value(5)	$849.05	$882.49

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	6%	6%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	$53.65	$55.49
CapCalculation Factor	$2.78	$0.93
Sumof above	$1,016.31	$1,043.55
SegmentInterim Value	$1,016.31	$1,043.55

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	$16.48	$18.24
CapCalculation Factor	$2.78	$0.93
Sumof above	$979.14	$1,006.30
SegmentInterim Value	$979.14	$1,006.30

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities: 15.2% (At-the-Money Call), 11.2% (Out-of-the-Money Call), and 18.6% (Out-of-the-Money Put).

(2)	Investment rate corresponding to remainder of Segment term is 5.61% (9 months to maturity) and 5.32% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is 4.81% (9 months to maturity) and 4.70% (3 months to maturity).

(4)	Skewness of -32.52% is assumed.

(5)	Index dividend yield is 0.53% annually.

Examples: Effect of Withdrawals on Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	6%	6%
Timeto Maturity (in months)	9	3
AmountWithdrawn(1)	$100	$100

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value(2)	$1,016.31	$1,043.55
PercentWithdrawn(3)	9.84%	9.58%
NewSegment Investment(4)	$901.60	$904.17
NewSegment Interim Value(5)	$916.31	$943.55

Item	1-Year Segment	1-Year Segment

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value(2)	$979.14	$1,006.30
PercentWithdrawn(3)	10.21%	9.94%
NewSegment Investment(4)	$897.87	$900.63
NewSegment Interim Value(5)	$879.14	$906.30

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Growth Multiplier Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
GrowthMultiplier	110%	110%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	$142.93	$119.05
CapCalculation Factor	$1.42	$0.47
Sumof above	$1,104.23	$1,106.65
SegmentInterim Value	$1,104.23	$1,106.65

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$959.89	$987.13
FairValue of Hypothetical Derivatives	-$68.35	-$91.65
CapCalculation Factor	$1.42	$0.47
Sumof above	$892.93	$895.96
SegmentInterim Value	$892.93	$895.96

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities: 15.2% (At-the-Money Call), 11.2% (Out-of-the-Money Call), and 18.6% (Out-of-the-Money Put).

(2)	Investment rate corresponding to remainder of Segment term is 5.61% (9 months to maturity) and 5.32% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is 4.81% (9 months to maturity) and 4.70% (3 months to maturity).

(4)	Index dividend yield is 0.53% annually.

Examples: Effect of Withdrawals on Segment Interim Value — Growth Multiplier Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
GrowthMultiplier	110%	110%
Timeto Maturity (in months)	9	3
AmountWithdrawn(1)	$100	$100

Item	1-Year Segment	1-Year Segment

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value(2)	$1,104.23	$1,106.65
PercentWithdrawn(3)	9.06%	9.04%
NewSegment Investment(4)	$909.44	$909.64
NewSegment Interim Value(5)	$1,004.23	$1,006.65

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value(2)	$892.93	$895.96
PercentWithdrawn(3)	11.20%	11.16%
NewSegment Investment(4)	$888.01	$888.39
NewSegment Interim Value(5)	$792.93	$795.96

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value and Segment Maturity Value

Standard Segments – 1 year
Segment Duration (in months)	12	Valuation Date (months since Segment Start date)	3	9	12
Segment Investment	$1,000.00	Time to Maturity (in months)	9	3	0
Segment Buffer	-10%		Segment Interim Value		Segment Maturity Value
Performance Cap Rate	15%	Change in Index Value: 10%	$1,063.35	$1,089.23	$1,100.00
		-10%	$939.47	$961.57	$1,000.00

Step Up Segments – 1 year
Segment Duration (in months)	12	Valuation Date (months since Segment Start date)	3	9	12
Segment Investment	$1,000.00	Time to Maturity (in months)	9	3	0
Segment Buffer	-10%		Segment Interim Value		Segment Maturity Value
Performance Cap Rate	10%	Change in Index Value: 10%	$1,028.59	$1,059.58	$1,100.00
		-10%	$966.45	$980.45	$1,000.00

Dual Direction Segments – 1 year
Segment Duration (in months)	12	Valuation Date (months since Segment Start date)	3	9	12
Segment Investment	$1,000.00	Time to Maturity (in months)	9	3	0
Segment Buffer	-10%		Segment Interim Value		Segment Maturity Value
Performance Cap Rate	11%	Change in Index Value: 10%	$1,044.81	$1,074.61	$1,100.00
		-10%	$949.05	$982.49	$1,100.00

Dual Step Up Segments – 1 year
Segment Duration (in months)	12	Valuation Date (months since Segment Start date)	3	9	12
Segment Investment	$1,000.00	Time to Maturity (in months)	9	3	0
Segment Buffer	-10%		Segment Interim Value		Segment Maturity Value
Performance Cap Rate	6%	Change in Index Value: 10%	$1,016.31	$1,043.55	$1,060.00
		-10%	$979.14	$1,006.30	$1,060.00

Growth Multiplier Segments – 1 year
Segment Duration (in months)	12	Valuation Date (months since Segment Start date)	3	9	12
Segment Investment	$1,000.00	Time to Maturity (in months)	9	3	0
Growth Multiplier	110%		Segment Interim Value		Segment Maturity Value
		Change in Index Value: 10%	$1,104.23	$1,106.65	$1,100.00
		-10%	$892.93	$895.96	$900.00

Strategy Value

We calculate the Strategy Value for each Strategy on each business day from the Strategy Start Date to the day before the Strategy End Date. The calculation is a formula designed to measure the fair value of your Strategy on the particular interim date using hypothetical derivatives that replicate the Strategy Payoff. The formula we use, in part, derives the fair value of hypothetical investments in derivatives including the provision for transaction costs. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of the Strategy, if any, are treated. We are not required to hold such investments in relation to the Strategies and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to the Strategies. You should note that even if the Benchmark has declined, the calculation of your Strategy Value may result in a lower amount than you anticipate or no Strategy Value at all. We have included examples of calculations of Strategy Values under various hypothetical situations at the end of this Appendix.

Calculation Formula

The Strategy Value is calculated as follows:

Strategy Value = Fair Value of Hypothetical Derivatives – Present Value of Future Strategy Charges

However, the Strategy Value will never be less than zero.

Fair Value of Hypothetical Derivatives

We use hypothetical options that are designed for each Strategy Type to estimate the market value, at the time the Strategy Value is calculated, of the risk of Benchmark decline at the end of the Strategy. When valuing the hypothetical derivatives as part of the Strategy Value calculation, we use market standard models and inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical derivatives before the Strategy End Date. Our fair market value methodology may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Strategy Value you receive may be higher or lower than what other methodologies and models would produce. Please note that based on market conditions and other factors, including Strategy Duration, the estimated cost of exiting hypothetical derivatives will likely vary between Strategies with different Strategy Types, as well as between Strategies of the same Strategy Type that have different Strategy Start Dates. We periodically reevaluate our estimated exit costs and our underlying estimated exit costs methodology based on a number of factors, including past experience, and may prospectively adjust the estimated cost of exiting hypothetical derivatives up or down.

At the time the Strategy Value is determined, the Fair Value of Hypothetical Derivatives is calculated using the following hypothetical options:

Benchmark Overly Strategy	Options Package
Full Protection	Long At-the-Money Put at strike price of 100%
X% Buffer Protection	Long At-the-Money Put at strike price of 100% and Short Out-of-the Money Put at strike price equal to X
X% Floor Protection	Long Out-of-the-Money Put at strike price of X

Present Value of Future Rider Fees

We calculate the present value of Strategy charges from the next calendar quarter after the date of calculation to the Strategy End Date. The present value is calculated using swap rates to account for the timing of the future Structured Overlay Strategies benefit charges. While withdrawing or transferring the Strategy Value from a Strategy will reduce or eliminate the Covered Amount upon which the ongoing quarterly charge for the Strategy is based, the calculation of the Strategy Value deducts the present value of future charges for the Strategy as part of the Strategy Value calculation. This means that when you take a withdrawal or transfer Strategy Value prior to the Strategy End Date, you realize the deduction of the future charges you would have paid on the withdrawn or transferred amount.

Examples: Strategy Value

Item	Buffer Protection
Strategy Duration (in months)	60	60
Valuation Date (months since Strategy Start Date)	3	57
Covered Amount	$100,000	$100,000
Buffer	10%	10%
Time to Maturity (in months)	57	3

Item	Buffer Protection

Assuming the change in the Benchmark is -10%
Fair Value of Hypothetical Derivatives	$3,794	$8,621
Present Value of Future Fees	$4,856	$288
Strategy Value	$0	$8,334

Assuming the change in the Benchmark is -30%
Fair Value of Hypothetical Derivatives	$8,984	$19,179
Present Value of Future Fees	$4,856	$288
Strategy Value	$4,129	$18,891

Examples: Effect of Withdrawals

Item	Buffer Protection
Strategy Duration (in months)	60	60
Valuation Date (months since Strategy Start Date)	3	57
Covered Amount	$100,000	$100,000
Buffer	10%	10%
Time to Maturity (in months)	57	3
Amount Withdrawn	$10,000	$10,000

Assuming the change in the Benchmark is -10%
Strategy Value	$0	$8,334
Percent Withdrawn	N/A	12%
New Covered Amount	$100,000	$88,001
New Strategy Value	$0	$7,334

Assuming the change in the Benchmark is -30%
Strategy Value	$4,129	$18,891
Percent Withdrawn	24%	5%
New Covered Amount	$75,779	$94,707
New Strategy Value	$3,129	$17,891

Appendix: Index Publishers

The Structured Investment Option and Structured Overlay Strategies track certain Securities Indices and Index Funds that are published by third parties. The Company uses these Securities Indices and Index Funds under license from the Indices’ and Index Funds respective publishers. The following information about the Indices and Index Funds is included in this Prospectus in accordance with the Company’s license agreements with the publishers of the Indices and Index Funds:

S&P Dow Jones Indices LLC requires that the following disclaimer be included in the Prospectus:

The S&P 500 Price Return Index and S&P 500 Total Return Index (the “Index”) is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by the Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the Company. The Structured Capital Strategies® contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Investment Option or Structured Overlay Strategies or any member of the public regarding the advisability of investing in securities generally or in the Structured Investment Option or Structured Overlay Strategies particularly or the ability of the Indexes to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to the Company or the Structured Investment Option or Structured Overlay Strategies. S&P Dow Jones Indices have no obligation to take the needs of the Company or the owners of the Structured Investment Option or Structured Overlay Strategies into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Structured Investment Option or Structured Overlay Strategies or the timing of the issuance or sale of such contract or in the determination or calculation of the equation by which such contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COM- PANY, OWNERS OF THE STRUCTURED INVESTMENT OPTION OR STRUCTURED OVERLAY STRATEGIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOOD- WILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500 Price Return Index” and “S&P 500 Total Return Index” are trademarks of Standard & Poor’s and have been licensed for use by the Company.

Frank Russell Company requires that the following disclosure be included in this Prospectus:

The Structured Investment Option and Structured Overlay Strategies are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the Structured Investment Option or Structured Overlay Strategies or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the Russell 2000® Price Return Index or Russell 2000® Total Return Index (the “Russell Index”) to track general stock market performance or a segment of the same. Russell’s publication of the Russell Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell Index is based. Russell’s only relationship to the Company is the licensing of certain trademarks and trade names of Russell and of the Russell Index which is determined, composed and calculated by Russell without regard to the Company or the Structured Investment Option or Structured Overlay Strategies. Russell is not responsible for and has not reviewed the Structured Investment Option or Structured Overlay Strategies nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Structured Investment Option or Structured Overlay Strategies. Russell has no obligation or liability in connection with the administration, marketing or trading of the Structured Investment Option or Structured Overlay Strategies.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclosure be included in this Prospectus:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY LICENSEE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The Structured Investment Option and Structured Overlay Strategies are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Structured Investment Option or Structured Overlay Strategies. The Corporations make no representation or warranty, express or implied to the owners of the Structured Investment Option or Structured Overlay Strategies or any member of the public regarding the advisability of investing in securities generally or in the Structured Investment Option or Structured Overlay

Strategies particularly, or the ability of the NASDAQ-100 Price Return Index or NASDAQ-100 Total Return Index (the “NASDAQ Index”) to track general stock market performance. The Corporations’ only relationship to The Company (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, NASDAQ-100 Price Return Index® and NASDAQ-100 Total Return Index registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Price Return Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the Structured Investment Option or Structured Overlay Strategies. NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the Structured Investment Option or Structured Overlay Strategies into consideration in determining, composing or calculating the NASDAQ Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Structured Investment Option or Structured Overlay Strategies to be issued or in the determination or calculation of the equation by which the Structured Investment Option or Structured Overlay Strategies is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Structured Investment Option or Structured Overlay Strategies.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE STRUCTURED INVESTMENT OPTION OR STRUCTURED OVERLAY STRATEGIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P does not guarantee the accuracy and/or completeness of the S&P 500 or any data included therein.

S&P makes no warranty, express or implied, as to results to be obtained by the Index Compilation Agent, the Trust, owners of the product, or any other person or entity from the use of the S&P 500 or any data included therein in connection with the rights licensed under the license agreement or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

The shares are not sponsored or promoted by either the Index Calculation Agent or the Index Compilation Agent.

Although BofA Merrill Lynch — as the Index Compilation Agent — shall obtain and provide information to S&P — as the Index Calculation Agent — from sources which it considers reliable, the Index Compilation Agent and the Index Calculation Agent do not guarantee the accuracy and/or the completeness of any Select Sector Index or any data included therein. The Index Compilation Agent and the Index Calculation Agent make no warranty, express or implied, as to results to be obtained by the Trust as licensee, licensee’s customers and counterparties, owners of the shares, or any other person or entity from the use of the Select Sector Indexes or any data included therein in connection with the rights licensed as described herein or for any other use. The Index Compilation Agent and the Index Calculation Agent make no express or implied warranties, and each hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Select Sector Indexes or any data included therein. Without limiting any of the foregoing, in no event shall the Index Compilation Agent and the Index Calculation Agent have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

EURO STOXX 50® Total Return Index

Appendix : Segment Maturity Date and Segment Start Date examples

The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive business days that are also Segment Business Days. However, as described earlier in this Prospectus, the Segment Maturity Date and Segment Start Date may sometimes occur on other dates.

Set forth below are representative examples of how the Segment Maturity Date and Segment Start Date may be moved to a different date due to holidays, which are not Segment Business Days.

Assume that the scheduled Segment Maturity Date falls on a holiday, and the preceding and following days are both Segment Business Days:

If the Scheduled Segment Maturity Date is a holiday:	then the Segment Maturity Date is:	and the corresponding Segment Start Date is:
Wednesday the 16th	Tuesday the 15th	Thursday the 17th

Assume that the scheduled Segment Start Date falls on a holiday, and the preceding two days are both Segment Business Days:

If the Scheduled Segment Start Date is a holiday:	then the Segment Maturity Date is:	and the corresponding Segment Start Date is:
Thursday the 1st	Wednesday the 31st	no Segment will start until the next scheduled Segment Start Date
Thursday the 17th	Tuesday the 15th	Wednesday the 16th

Appendix: Historical Rate Sheet Supplement Information

Below are the historical charges for Strategies under the Structured Overlay Strategies Benefit as described in this Prospectus. You may contact us at 1-800-789-7771 for the charge applicable to your Strategies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$[ ]
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The by-laws of Equitable Financial Life Insurance Company (“Equitable Financial”) provide, in Article VII, as follows:

7.4	Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

(i)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

(ii)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

(iii)	the related expenses of any such person in any of said categories may be advanced by the Company.

(b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

The directors and officers of the Company are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Endurance Specialty Insurance Company, U.S. Specialty Insurance, ACE, Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company Ltd.), Aspen Bermuda XS, CNA, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, Chubb, Markel and ARGO Re Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.	EXHIBITS

Exhibits No.

(1)	(a)

Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

(i)

First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 5, 2011.

(ii)

Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(iii)

Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporation herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

(iv)

Fourth Amendment dated as of August 1, 2015 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-3 (File No. 333-229589) on April 16, 2019.

(b)

Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

(i)

Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750), filed on May 1, 1998.

(c)

Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750) filed April 25, 2001.

(d)

Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750) filed April 25, 2001.

(e)

General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

(i)

First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(ii)

Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(iii)

Third Amendment dated as of July 19, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(iv)

Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(v)

Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

(vi)

Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(vii)

Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(viii)

Eighth Amendment dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(ix)

Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(x)

Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xi)

Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xii)

Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xiii)

Thirteenth Amendment dated as of October 1, 2014 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-202147), filed on September 9, 2015.

(xiv)

Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), filed on April 19, 2016.

(xv)

Sixteenth Amendment dated May 1, 2016 to the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

(xvi)

Seventeenth Amendment to General Agent Sales Agreement, dated as of August 1, 2016, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC, (“General Agent”) “) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xvii)

Eighteenth Amendment to General Agent Sales Agreement, dated as of March 1, 2017, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC (“General Agent”) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xviii)

Nineteenth Amendment to General Agent Sales Agreement, dated January 1, 2020, by and between AXA Equitable Life Insurance Company and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-253035) filed on April 20, 2021.

(xix)

Twentieth Amendment to General Agent Sales Agreement dated September 1, 2021, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262804) filed April 20, 2022.

(xx)

Twenty First Amendment to General Agent Sales Agreement dated January 1, 2022, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262804) filed April 20, 2022.

(xxi)

Twenty Second Amendment to General Agent Sales Agreement dated November 13, 2023, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-277090) filed April 19, 2024.

(f)

Broker-Dealer and General Agent Sales Agreement between Equitable Distributors, LLC and Broker-Dealer and General Agent, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(g)

Wholesale Broker-Dealer Supervisory and Sale Agreement between the Broker-Dealer and Equitable Distributors, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(h)

Broker General Agent Agreement between Broker General Agent and Equitable Distributors, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(i)

Amendment to Brokerage General Agent Sales Agreement between Brokerage General Agency and Equitable Distributors, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(2)	Not applicable

(4)	(a)	Form of Contract, 2021BASE1-A, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(a)(1)	Form of Contract, 2021BASE1-B, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(b)	Form of Contract, 2021BASE2-A, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(b)(1)	Form of Contract, 2021BASE2-B, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(c)	Form of Data Pages, 2021DPB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(d)	Form of Data Pages, 2021DPC-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(e)	Form of Data Pages, 2021DPADV-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(f)	Form of ROP Death Benefit Rider, 2021ROPDB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(g)

Form of Endorsement Applicable to the NQ Income Edge Series Payment Programs, 2021NQPP-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(h)

Form of Endorsement Applicable to the Spousal Continuation and Beneficiary Continuation Options Under your Contract, 2021CCOBR-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(i)	Form of Inherited Non-Qualified Payout Endorsement, 2021NHNQ-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(j)	Form of NQ Endorsement, 2021NQ-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(k)	Form of IRA Endorsement, 2021IRA-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(l)	Form of Roth Endorsement, 2021ROTH-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(m)	Form of Endorsement Applicable to SEP-IRA Contracts, 2021SEP-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(n)	Form of Inherited IRA Endorsement, 2021INHIRA-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(o)	Form of Inherited Roth IRA Endorsement, 2021INHROTH-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(p)	Form of QP-DB Endorsement, 2021QPDB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(q)	Form of QP-DC Endorsement, 2021QPDC-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(r)	Form of Advisors Application, 2021 App 01 IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(s)	Form of ADL Application, 2021 App 02 IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(t)	Form of Advisors Application (ADV), 2021 App 01 IE ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(u)	Form of ADL Application (ADV), 2021 App 02 IE ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(v)	Form of SEL Application 2021 App 01 IE SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(w)	Form of SEL Application 2021 App 02 IE SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(x)	Form of TGAP 1 Data Pages, 2021TGAP1, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(y)	Form of TGAP 2 Data Pages, 2021TGAP2, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(z)	Form of TGAP 3 Data Pages, 2021TGAP3, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(aa)	Form of SIO Rider, 2021SIO, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(bb)	Form of [Growth Multiplier] Segment Option Rider, 2023-GM, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248863) filed on April 22, 2024.

(cc)	Form of Endorsement Applicable to the Segment Interim Value, 2023-SIV, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248863) filed on April 22, 2024.

(dd)	Form of Rider 2024-SOS, incorporated herein by reference to Registration Statement on Form N-4 (333-248863) filed on May 24, 2024.

(5)	Opinion of Counsel, filed herewith.

(8)	Not applicable.

(12)	Not applicable.

(15)	Not applicable.

(23)	Consent of Independent Registered Public Accounting Firm, to be filed by amendment.

(24)	Powers of Attorney, filed herewith.

(25)	Not applicable.

(26)	Not applicable.

(EX-107)	Filing Fees Table, filed herewith.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 20th day of September, 2024.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Francis Hondal Arlene Isaacs-Lowe Daniel G. Kaye	Joan Lamm-Tennant Craig MacKay Mark Pearson	Bertram Scott George Stansfield Charles G.T. Stonehill

*By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Attorney-in-Fact
September 20, 2024